UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant To Section 14(a) of the

Securities Exchange Act of 1934

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

SPARK NETWORKS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dear Stockholder:

You are cordially invited to attend the 2014 Annual Meeting of Stockholders of Spark Networks, Inc. which will be held at 11355 W. Olympic Blvd., Los Angeles, California 90064 on June 18, 2014 at 9:00 a.m. Pacific Daylight Time. The formal Notice of Annual Meeting and Proxy Statement, which are contained in the following pages, outline the actions that will, or may, if properly presented, be taken by the stockholders at the meeting. You should also have received a WHITE proxy card or voting instruction form and postage-paid return envelope, which are being solicited on behalf of our Board of Directors.

Your vote will be especially important at the meeting. As you may have heard, Osmium Partners, LLC has notified the company that it intends to nominate a slate of four nominees for election as directors at the meeting in opposition to the nominees recommended by our Board of Directors and to present certain stockholder proposals.

The Board of Directors does not endorse any Osmium nominees and unanimously recommends that you vote FOR the election of each of the nominees nominated by the Board of Directors and AGAINST the stockholder proposals. The Board of Directors strongly urges you not to sign or return any proxy card sent to you by Osmium, its affiliates or another party. If you have previously submitted a proxy card sent to you by Osmium, its affiliates or another party, you can revoke that proxy and vote for our Board of Directors’ nominees and on the other matters to be voted on at the meeting by using the enclosed WHITE proxy card.

It is important that your shares be represented at the meeting whether or not you are personally able to attend. Accordingly, after reading the attached Notice of Annual Meeting of Stockholders and Proxy Statement, please promptly submit your proxy as described in your WHITE proxy card or voting instruction form. If you choose to submit your vote by the traditional WHITE proxy or voting instruction form, please sign, date and mail the WHITE card or form in the enclosed pre-addressed reply envelope. Your cooperation will be greatly appreciated.

Sincerely yours,

Gregory R. Liberman

Chairman of the Board,

Chief Executive Officer and President

The attached proxy statement is dated April 30, 2014 and is first being mailed to stockholders on or about May 1, 2014.

If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor at the contact listed below:

SPARK NETWORKS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Spark Networks, Inc., a Delaware corporation (the “Company”), to be held at 11355 W. Olympic Blvd., Los Angeles, California 90064 on June 18, 2014 at 9:00 a.m. Pacific Daylight Time.

The Annual Meeting of the Company is being held for the following purposes:

1. To elect six (6) directors to the Board of Directors to serve for one-year terms ending at the 2015 annual meeting of stockholders;

2. To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2014;

3. To consider and act upon a stockholder proposal regarding poison pills, if properly presented at the Annual Meeting;

4. To consider a stockholder proposal to amend the Company’s Amended and Restated Bylaws to permit stockholders to call special meetings of stockholders, if properly presented at the Annual Meeting;

5. To consider a stockholder proposal to amend the Company’s Amended and Restated Bylaws to allow beneficial stockholders to submit proposals and nominations for director under the Company’s Amended and Restated Bylaws, if properly presented at the Annual Meeting; and

6. To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

The Board of Directors has fixed the close of business on April 28, 2014 as the record date (the “Record Date”) for determining those stockholders who will be entitled to notice of and to vote at the Annual Meeting.

SPARK NETWORKS, INC. HAS RECEIVED A NOTICE FROM OSMIUM PARTNERS, LLC REGARDING ITS INTENT TO NOMINATE FOUR CANDIDATES TO SERVE AS MEMBERS OF THE COMPANY’S BOARD OF DIRECTORS AND TO SUBMIT STOCKHOLDER PROPOSALS (INCLUDING PROPOSALS 4 – 5 ABOVE), EACH TO BE CONSIDERED AT THE ANNUAL MEETING. YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE SIX DIRECTOR NOMINEES NAMED IN THE ENCLOSED PROXY STATEMENT AND AGAINST THE OSMIUM STOCKHOLDER PROPOSALS, IN EACH CASE ON THE ENCLOSED WHITE PROXY CARD, AND URGES YOU NOT TO SIGN OR RETURN ANY PROXY CARD(S) THAT YOU MAY RECEIVE FROM OSMIUM, ITS AFFILIATES OR ANY OTHER PARTY. TO VOTE FOR ALL OF THE SPARK NETWORKS BOARD OF DIRECTORS’ NOMINEES, YOU MUST VOTE AND RETURN THE WHITE PROXY CARD. IF YOU HAVE PREVIOUSLY SIGNED ANY PROXY CARD SENT TO YOU BY OSMIUM, ITS AFFILIATES OR ANOTHER PARTY IN RESPECT OF THE ANNUAL MEETING, YOU CAN REVOKE IT BY SIGNING, DATING AND RETURNING THE ENCLOSED WHITE PROXY CARD.

The Company’s Annual Report to Stockholders for the year ended December 31, 2013 is enclosed with this notice. The following proxy statement and enclosed WHITE proxy card are being sent to each stockholder as of the Record Date. You are cordially invited to attend the Annual Meeting, but if you do not expect to attend, or if you plan to attend, but desire the proxy holders to vote your shares, please date and sign the WHITE proxy card and return it in the enclosed postage paid envelope. The giving of this WHITE proxy card will not affect your right to vote in person in the event you find it convenient to attend. Please return the WHITE proxy card promptly to avoid the expense of additional proxy solicitation. If you are a stockholder who owns shares through a broker or other nominee and plan to vote at the Annual Meeting, you must obtain a legal proxy from the bank, broker or other holder of record of your shares to be entitled to vote those shares in person at the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on June 18, 2014: The 2014 Proxy Statement and the Annual Report to Stockholders for the year ended December 31, 2013 are also available at www.edocumentview.com/SPARK.

If you have any questions, please contact our proxy solicitor assisting us with the Annual Meeting, Georgeson Inc. at 888-293-6812 or sparknetworks@georgeson.com.

FOR THE BOARD OF DIRECTORS

Joshua A. Kreinberg

Corporate Secretary

Dated: April 30, 2014

Los Angeles, California

SPARK NETWORKS, INC.

PROXY STATEMENT

For Annual Meeting to be Held

June 18, 2014 at 9:00 a.m. Pacific Daylight Time

The enclosed proxy is solicited by the Board of Directors of Spark Networks, Inc. (“we,” “us,” the “Company,” or “Spark”), a Delaware corporation, in connection with the Annual Meeting of Stockholders of the Company to be held on June 18, 2014 at 9:00 a.m. Pacific Daylight Time at 11355 W. Olympic Boulevard, Los Angeles, CA 90064 (the “Annual Meeting”). The approximate mailing date for this proxy statement and the enclosed proxy is on or about May 1, 2014.

The purpose of the Annual Meeting is to vote on the following items of business: (1) the election of six directors to the Board of Directors to serve one-year terms ending at the 2015 annual meeting of stockholders; (2) ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014; (3) to consider and act upon a stockholder proposal regarding poison pills, if properly presented at the Annual Meeting; (4) to consider a stockholder proposal to amend the Company’s Amended and Restated Bylaws to permit stockholders to call special meetings of stockholders, if properly presented at the Annual Meeting; (5) to consider a stockholder proposal to amend the Company’s Amended and Restated Bylaws to allow beneficial stockholders to submit proposals and nominations for director under the Company’s Amended and Restated Bylaws, if properly presented at the Annual Meeting; and (6) to transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Spark has received a notice from Osmium Partners, LLC (“Osmium”) regarding its intent to nominate four candidates (the “Osmium Nominees”) to serve as members of the Company’s Board of Directors and to submit stockholder proposals (including proposals 4 - 5 described above), each to be considered at the Annual Meeting. The Osmium Nominees are NOT endorsed by our Board of Directors. Your Board of Directors unanimously recommends a vote FOR the election of each of the six director nominees named in this proxy statement and AGAINST the Osmium stockholder proposals, in each case on the enclosed WHITE proxy card, and urges you not to sign or return any proxy card(s) that you may receive from Osmium, its affiliates or any other party. We are not responsible for the accuracy of any information provided by or relating to Osmium contained in any proxy solicitation filed or disseminated by or on behalf of Osmium or any other statements that Osmium may otherwise make.

To vote for all of the Spark Board of Directors’ nominees, you must return the enclosed WHITE proxy card. If you have previously signed any proxy card sent to you by Osmium, its affiliates or another party in respect of the Annual Meeting, you can revoke it by signing, dating and returning the enclosed WHITE proxy card. Signing and returning any proxy card that Osmium may send to you, even to vote against a proposal or vote “withhold” with respect to the Osmium Nominees, will cancel any previous vote you cast and may invalidate any votes you have cast for your Board’s nominees as only your latest dated proxy card or voting instructions form will be counted. Therefore, the Board urges you to sign and return only the enclosed WHITE proxy card.

Annual Report

Our annual report to stockholders for the year ended December 31, 2013 is being provided concurrently to each stockholder along with this proxy statement and the enclosed WHITE proxy card and is not to be considered a part of the proxy soliciting material.

Stockholders may also request a free copy of our 2013 Annual Report, which includes our 2013 Form 10-K, by writing to Corporate Secretary, Spark Networks, Inc., 11150 Santa Monica Blvd, Suite 600, Los Angeles, California 90025. Alternatively, stockholders may access our 2013 Annual Report on the Company’s Web site located at www.spark.net. We will also furnish any exhibit to our 2013 Form 10-K if specifically requested.

Quorum; Voting Rights

Holders of our common stock of record at the close of business on April 28, 2014 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement of the Annual Meeting. There were 23,827,938 shares of our common stock outstanding as of the Record Date. Each share of our common stock is entitled to one vote on each matter to be voted on at the Annual Meeting, and the presence, in person or by proxy, of holders of a majority of the outstanding shares of our common stock, is necessary to constitute a quorum and to conduct business at the Annual Meeting. Abstentions will count toward the presence of a quorum, but broker non-votes will not count toward the presence of a quorum. If a quorum is not present at the Annual Meeting, we expect that the Annual Meeting will be adjourned to solicit additional proxies. Stockholders may not cumulate their votes.

Submitting Your Proxy

YOUR VOTE IS IMPORTANT. Your shares can be voted at the Annual Meeting only if you are present in person or represented by proxy. Even if you plan to attend the Annual Meeting, we urge you to submit your proxy in advance. If you choose to submit your proxy by mail, simply mark the enclosed WHITE proxy card, and then date, sign and return it in the postage-paid envelope provided.

Spark has received a notice from Osmium regarding its intent to nominate the Osmium Nominees to serve as members of the Company’s Board of Directors and to submit three stockholder proposals, each to be considered at the Annual Meeting. If these or other matters are properly brought before the Annual Meeting, or any adjournment or postponement of the Annual Meeting, your proxy will be voted as directed therein, or if no direction is given, as described below under “— Counting of Votes.”

How the Board Recommends that You Vote

The	Board of Directors recommends that you vote using the WHITE proxy card:

1)	“FOR” the election of the six director nominees named in this proxy statement;

2)	“FOR” the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014;

3)	“AGAINST” the stockholder proposal regarding poison pills;

4)	“AGAINST” the stockholder proposal to amend the Company’s Amended and Restated Bylaws to permit stockholders to call special meetings of stockholders; and

5)	“AGAINST” the stockholder proposal to amend the Company’s Amended and Restated Bylaws to allow beneficial stockholders to submit proposals and nominations for director under the Company’s Amended and Restated Bylaws.

Please note that the best way to support our Board’s nominees is to vote FOR our Board’s nominees on the enclosed WHITE proxy card. The Board urges you NOT to sign or return any proxy card sent to you by Osmium. Signing and returning any proxy card that Osmium may send to you, even to vote against a proposal or vote “withhold” with respect to the Osmium Nominees, will cancel any previous vote you cast and may invalidate any votes you have cast for your Board’s nominees, as only your latest dated proxy card or voting instructions form will be counted. Therefore, the Board urges you to sign and return only the enclosed WHITE proxy card.

Counting of Votes

If a WHITE proxy card in the accompanying form is duly executed and returned and not revoked, the shares represented by the proxy will be voted as directed. If no direction is given, the shares represented by the proxy will be voted:

1)	“FOR” the election of the six director nominees named in this proxy statement;

2)	“FOR” the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2014;

3)	“AGAINST” the stockholder proposal regarding poison pills;

4)	“AGAINST” the stockholder proposal to amend the Company’s Amended and Restated Bylaws to permit stockholders to call special meetings of stockholders; and

5)	“AGAINST” the stockholder proposal to amend the Company’s Amended and Restated Bylaws to allow beneficial stockholders to submit proposals and nominations for director under the Company’s Amended and Restated Bylaws.

Abstentions

A majority of the outstanding shares of common stock, present in person or represented by proxy, will constitute a quorum at the Annual Meeting. Abstentions will be counted as shares present for purposes of determining the presence of a quorum for the transaction of business.

Broker Non-Votes

If you hold your shares through a broker and you do not instruct your broker on how to vote on a non-routine matter, a broker non-vote will occur. Brokers that hold shares of common stock in a “street name” for customers that are the beneficial owners of those shares may generally vote on routine matters. However, brokers generally do not have discretionary voting power (i.e. they cannot vote) on non-routine matters without specific instructions from their customers. Proposals are determined to be routine or non-routine matters based on the rules of the various regional and national exchanges of which the brokerage firm is a member. A broker “non-vote” is a proxy submitted by a broker that does not indicate a vote for some or all of the proposals because the broker does not have discretionary voting authority on certain types of proposals that are non-routine matters and has not received instructions from its customer regarding how to vote on a particular proposal. Because Osmium has provided notice that it intends to engage in a proxy contest as discussed herein, under applicable exchange rules, all of the proposals in this proxy statement are non-routine matters. Please refer to each proposal for a discussion of the effect of abstentions and broker non-votes on the results of each proposal.

Holders of record versus beneficial owners

If at the close of business on the Record Date your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization or other nominee, then you are the beneficial owner of shares held in “street name” and the proxy materials, as applicable, are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares in your account. If you do not provide that organization specific direction on how to vote, your shares held in the name of that organization may not be voted and will not be considered as present and entitled to vote on any matter to be considered at the Annual Meeting. Because Osmium has provided notice that it intends to engage in a proxy contest, brokers are not permitted to vote your shares with respect to any proposals at the Annual Meeting without your instructions as to how to vote. Please instruct your broker how to vote your shares using the voting instruction form provided by your broker. The WHITE voting instruction forms provided by your bank, broker or other nominee will also include information about how to submit your proxy over the Internet or telephonically, if such options are available. Please return your completed WHITE proxy card or voting instruction form to your broker and contact the person responsible for your account or submit your proxy by internet or telephone so that your vote can be counted.

How to Vote Your Shares

You may vote your shares using one of the following methods (please also see the information provided above concerning the difference between holding shares as a holder of record or registered holder and holding shares beneficially through a bank, broker or other nominee—beneficial holders should follow the voting instructions provided by such nominee):

•	Over the internet. If you have access to the internet, you can submit your proxy online by following the instructions included on the WHITE proxy card included with your materials (or WHITE voting instruction form in the case of beneficial holders for whom internet voting is available) for voting over the internet.

•	By telephone. You can vote by calling a toll-free telephone number listed on the WHITE proxy card included with your materials (or WHITE voting instruction form in the case of beneficial holders for whom telephone voting is available). Please refer to your WHITE proxy card or WHITE voting instruction form for instructions on voting by phone.

•	By mail. You may vote your shares by completing, signing and mailing the WHITE proxy card included with your proxy materials (or WHITE voting instruction form in the case of beneficial holders). Please refer to your WHITE proxy card or WHITE voting instruction form for instructions on voting by mail.

•	In person at the Annual Meeting. Stockholders are invited to attend the Annual Meeting and vote in person at the Annual Meeting. If you are a beneficial owner of shares you must obtain a legal proxy from the bank, broker or other holder of record of your shares to be entitled to vote those shares in person at the Annual Meeting.

A control number, located on the instruction sheet attached to the WHITE proxy card, is designated to verify your identity and allow you to vote your shares and confirm that your voting instructions have been recorded properly. If you vote via the internet or by telephone, there is no need to return a signed WHITE proxy card. However, you may still vote by proxy by using the WHITE proxy card.

As noted above, if you hold shares beneficially in street name through a bank, broker or other nominee, you may vote by submitting the enclosed WHITE voting instruction form. Telephone and internet voting may be also available—please refer to the WHITE voting instruction form provided by your bank, broker or other nominee for more information.

Revoking Your Proxy or Changing Your Vote

Any proxy given may be revoked at any time before it is voted by notifying the Corporate Secretary of the Company in writing of such revocation, by duly executing and delivering another proxy bearing a later date, or by attending and voting in person at the Annual Meeting. The Company’s principal executive office is located at 11150 Santa Monica Blvd., Suite 600, Los Angeles, California 90025.

You may revoke the proxy at any time prior to its use by (1) delivering a written notice to the Secretary of the Company, mailed to the Company’s principal executive office at 11150 Santa Monica Blvd., Suite 600, Los Angeles, California 90025; (2) executing and submitting a later-dated proxy; (3) re-voting your shares by telephone or on the internet, if available; or (4) attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

If you have previously signed a proxy card sent to you by Osmium, its affiliates or another party you may change your vote by marking, signing, dating and returning the enclosed WHITE proxy card in the accompanying post-paid envelope or by voting by telephone or via the internet by following the instructions on your WHITE proxy card. Submitting a proxy card sent to you by Osmium, its affiliates or another party will revoke votes you have previously made via the Company’s WHITE proxy card.

Only the latest validly executed proxy that you submit will be counted.

Solicitation of Proxies

The cost of this solicitation of proxies will be borne by the Company. Solicitations may be made by personal interview, mail, telephone, facsimile, email, other electronic channels of communication, or otherwise by directors, officers, and other employees of Spark Networks, but the Company will not additionally compensate its directors, officers, or other employees for these services. The Company will pay the entire cost of preparing, assembling, printing, mailing, and distributing these proxy materials. The Company will provide copies of these proxy materials to banks, brokerage houses, fiduciaries, and custodians holding in their names shares of our common stock beneficially owned by others so that they may forward these proxy materials to the beneficial owners.

The Company has retained Georgeson Inc., a proxy solicitation firm, to assist in connection with soliciting proxies for the Annual Meeting. This proxy solicitation firm estimates that approximately 40 of its employees will assist in this proxy solicitation, which they may conduct by personal interview, mail, telephone, facsimile, email, other electronic channels of communication, or otherwise. The Company will pay Georgeson a fee not to exceed $100,000, plus reimbursement of out-of-pocket expenses incurred in the process of soliciting proxies. The Company’s aggregate expenses, including those of Georgeson, related to the solicitation in excess of those normally spent for an annual meeting as a result of the potential proxy contest and excluding base annual service fees, salaries and wages of our directors, officers and regular employees, are expected to be approximately $550,000, of which approximately $5,000 has been spent to date. These solicitation costs are expected to include the fee payable to our proxy solicitor; fees of outside counsel and advisors to advise us in connection with a contested solicitation of proxies; increased costs related to investor relations, increased mailing costs, such as the costs of additional mailings of solicitation material to stockholders, including printing costs, mailing costs and the reimbursement of reasonable expenses of banks, brokerage houses and other agents incurred in forwarding solicitation materials to beneficial owners of our common stock, as described above; and the costs of retaining an independent inspector of election. We have agreed to indemnify Georgeson and certain related persons against certain liabilities relating to or arising out of the engagement. In addition, the Company will reimburse banks, brokerage firms, other custodians, nominees and fiduciaries for reasonable expenses incurred in sending proxy materials to beneficial owners of the common stock of the Company.

Certain of our directors, officers, and employees are considered “participants” in this proxy solicitation under the rules of the Securities and Exchange Commission (the “SEC”), by reason of their position or because they may be soliciting proxies on our behalf. Except as described in this Proxy Statement, to our knowledge, no participant is, or was within the past year, a party to any contract, arrangements or understandings with any person with respect to any of our securities, including, but not limited to joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profits, or the giving or withholding of proxies, and no participant, nor any associate of a participant, has any arrangement or understanding with any person (i) with respect to any future employment by the Company or its affiliates or (ii) with respect to any future transactions to which the Company or any of its affiliates will or may be a party.

Delivery of Proxy Materials to Households

“Householding” is a program, approved by the SEC, which allows companies and intermediaries (e.g. brokers) to satisfy the delivery requirements for proxy statements and annual reports by delivering only one package of stockholder proxy material to any household at which two or more stockholders reside. If you and other residents at your mailing address own shares of our common stock in a “street name,” your broker or bank may have notified you that your household will receive only one copy of our proxy materials. Once you have received notice from your broker that they will be “householding” materials to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement, or if you are receiving multiple copies of the proxy statement and wish to receive only one, please notify your broker if your shares are held in a brokerage account. If you hold shares of our common stock in your own name as a holder of record, “householding” will not apply to your shares.

Interest of Executive Officers and Directors

None of the Company’s executive officers or directors has any interest in any of the matters to be acted upon at the Annual Meeting, except to the extent that a director is named as a nominee for election to the Board of Directors.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Company’s Amended and Restated Bylaws (the “Bylaws”) provide that the number of members constituting the Board of Directors will be between two and nine members. The Company currently has six authorized members on its Board of Directors.

Upon the recommendation of the Nominating Committee, the Board of Directors has nominated Jonathan B. Bulkeley, Benjamin Derhy, David Hughes, Gregory R. Liberman, Thomas G. Stockham and Vince Thompson, as nominees for election as directors at the Annual Meeting. Each of the Board’s six nominees is currently serving as a director of the Company. Mr. Hughes and Mr. Thompson were appointed to the Board of Directors in March 2014 and were identified as director candidates by Company management. If elected, each such nominee will serve for a term expiring at our annual meeting of stockholders in 2015.

Unless you otherwise instruct us, your properly executed WHITE proxy that is returned in a timely manner will be voted for the election of these six nominees. Each of Messrs. Bulkeley, Derhy, Hughes, Liberman, Stockham and Thompson has advised the Company of his availability and willingness to serve if elected. If, however, any of these nominees should be unable to serve or for good cause will not serve, either your WHITE proxy will be voted for such substitute nominee(s) as the holders of your proxy, acting in their discretion, may determine, or the Board may determine to reduce the size of the Board. You can find information about Messrs. Bulkeley, Derhy, Hughes, Liberman, Stockham and Thompson below under the section “Board of Directors and Executive Officers.”

Osmium has submitted a notice under the Bylaws and publicly announced that it intends to nominate four candidates for election as director at the Annual Meeting. The Osmium Nominees are NOT endorsed by our Board.

As discussed in greater detail under “Board of Directors and Executive Officers,” we believe our six director nominees have the professional and leadership experience, industry knowledge, commitment, diversity of skills and ability to work in a collaborative manner necessary to execute our strategic plans. The Board does not believe the Osmium Nominees possess the necessary experience within the industry or otherwise, knowledge or skill to direct the Company. Additionally, electing the Osmium Nominees would effectively give Osmium control of the Company by having its nominees represent a majority of the Board without paying the Company’s other stockholders a control premium. We believe the election of the Company’s six nominees named in Proposal No. 1 and on the enclosed WHITE proxy card best position the Company to deliver value to and represent the interests of all Company stockholders.

Vote Required

You may vote in favor of any or all of the nominees or you may withhold your vote as to any or all of the nominees. Under the Company’s Bylaws, if the number of nominees exceeds the number of directors to be elected, which will be the case if the nomination of any of the Osmium Nominees is properly presented at the Annual Meeting, directors will be elected by a plurality of the votes of the shares represented in person or by proxy and entitled to vote. Election by a “plurality of the votes” means that the six nominees receiving the most votes will be elected as directors. If the nomination of all of the Osmium Nominees is not properly presented at the Annual Meeting, under the Company’s Bylaws, the affirmative vote of a majority of the votes cast at the Annual Meeting is necessary for the election of the nominee for director assuming a quorum is present. A “majority of the votes cast” means that the number of votes cast “for” a director exceeds the number of votes cast “against” that director. If stockholders do not specify the manner in which their shares represented by a validly executed WHITE proxy solicited by the Board of Directors are to be voted on this proposal, such shares will be voted in favor of the six nominees named in this proxy statement and in the WHITE proxy card. If you hold your shares beneficially in “street name” and you do not instruct your broker how to vote in the election of directors, a broker non-vote will occur and no votes will be cast on your behalf. It is therefore critical that you cast your vote if you want it to count in the election of directors. Abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote.

The Board of Directors has adopted a policy regarding the election of directors, which provides that, in an uncontested election, when a director receives a greater number of votes “against” election than votes “for” election, he or she will, promptly following certification of the stockholder vote, offer his or her resignation. In connection with a director resignation, the nominating committee of the Board will consider the resignation offer and make a recommendation to the Board. The independent members of the Board will consider what is in the best interests of the Company and its stockholders, and the Board will consider all factors deemed relevant, including the director’s tenure, qualifications, past and expected future contributions to the Company, and the overall composition of the Board, including whether accepting the resignation offer would cause the Company to be in violation of its constituent documents or fail to meet any applicable regulatory or contractual requirements. The Board’s actions may include (i) accepting the resignation offer or (ii) deferring acceptance of the resignation offer until a replacement director with certain necessary qualifications can be identified and elected to the Board. If the nomination of any of the Osmium Nominees is properly presented at the Annual Meeting, the election of directors will be a contested election and the policy discussed herein will not be applicable.

The Board of Directors unanimously recommends a vote “FOR” its six nominees for election as Director on the enclosed WHITE proxy card, and urges you

NOT to sign or return any proxy card(s) that you may receive from Osmium, its affiliates or any other party.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

The Audit Committee has recommended the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014. Ernst & Young LLP became our auditors in 2004. The stockholders are being requested to ratify the appointment of Ernst & Young LLP at the Annual Meeting. The Company anticipates that a representative of Ernst & Young LLP will attend the Annual Meeting. The representative will have an opportunity to make a statement and to respond to appropriate stockholder questions.

Neither the Company’s Certificate of Incorporation nor the Company’s Bylaws require that stockholders ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm. However, we are requesting ratification because we believe it is a matter of good corporate practice. If the Company’s stockholders do not ratify the appointment, the Audit Committee will reconsider whether or not to retain Ernst & Young LLP, but may, nonetheless, retain Ernst & Young LLP as the Company’s independent registered public accountants. Even if the appointment is ratified, the Audit Committee in its discretion may change the appointment at any time if it determines that the change would be in the best interests of the Company and its stockholders.

Fees to Independent Registered Public Accounting Firm for Fiscal Years 2013 and 2012

During the fiscal years ended December 31, 2013 and 2012, we retained Ernst & Young LLP to provide services and were billed for fees as follows:

	Fees for the Year Ended December 31,
	2013	2012
Service
Audit fees(1)	$658,564	$463,560
Tax fees(2)	216,555	125,136
Other(3)	—	15,000

Total audit and non-audit fees	$875,119	603,696

(1)	Fees for audit services include costs associated with the annual audit, the reviews of the Company’s quarterly reports on Form 10-Q, the review of SEC registration statements and associated consents, and statutory audits required internationally.
(2)	Tax fees include tax compliance, general tax advice and tax planning.
(3)	For 2012, fees represent Internal Revenue Code Section 382 analysis.

Pre-Approval Policy

In accordance with our Audit Committee Charter, the Audit Committee pre-approves all auditing services and permitted non-audit services, if any, including tax services, to be performed for us by our independent auditor, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are approved by the Audit Committee prior to the completion of the audit. The scope of the pre-approval includes pre-approval of all fees and terms of engagement. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee consists of three non-employee directors who are independent under applicable NYSE MKT rules and SEC standards. The Audit Committee represents and assists the Board of Directors in fulfilling its responsibility for oversight and evaluation of the quality and integrity of the Company’s consolidated financial statements, the Company’s compliance with legal and regulatory requirements, the qualifications and independence of the Company’s registered public accounting firm, Ernst & Young LLP, and the performance of the Company’s internal controls and of Ernst & Young LLP.

The Audit Committee has reviewed and discussed with the Company’s management, internal finance staff and Ernst & Young LLP, with and without management present, the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2013 and management’s assessment of the effectiveness of the Company’s internal controls over financial reporting. The Audit Committee has also discussed with Ernst & Young LLP the results of the independent auditors’ examinations and the judgments of Ernst & Young LLP concerning the quality, as well as the acceptability, of the Company’s accounting principles and such other matters that the Company is required to discuss with the independent auditors under applicable rules, regulations or generally accepted auditing standards. In addition, the Audit Committee has received from Ernst & Young LLP the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young LLP’s communications with the Audit Committee concerning independence, and has discussed with Ernst & Young LLP their independence from the Company and management, including a consideration of the compatibility of non-audit services with their independence, the scope of the audit and the fees paid to Ernst & Young LLP during the year.

Based on our review and the discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2013 for filing with the SEC.

Respectfully submitted,

Jonathan B. Bulkeley

Benjamin Derhy

Thomas G. Stockham

Vote Required

You may vote for or against this proposal or you may abstain from voting. Assuming the presence of a quorum, the affirmative vote of a majority of all votes present or represented by proxy and entitled to vote at the Annual Meeting is required to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm. If stockholders do not specify the manner in which their shares represented by a validly executed WHITE proxy solicited by the Board of Directors are to be voted on this proposal, such shares will be voted in favor of the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm. Abstentions will have the same effect as votes cast against the proposal. Broker non-votes will have no effect on the vote outcome.

The Board of Directors unanimously recommends a vote “FOR”

ratification of the appointment of Ernst & Young LLP on the enclosed WHITE proxy card.

PROPOSAL NO. 3

STOCKHOLDER PROPOSAL REQUESTING THE BOARD OF DIRECTORS

TO ADOPT A RULE TO REDEEM ANY CURRENT OR FUTURE STOCKHOLDER RIGHTS PLAN OR

AMENDMENT THERETO UNLESS SUCH PLAN IS SUBMITTED TO A STOCKHOLDER VOTE

WITHIN 12 MONTHS

Mr. Kenneth Steiner, 14 Stoner Ave., 2M, Great Neck, NY 11021, has notified the Company that through his designee he intends to present the following proposal at the Annual Meeting. Mr. Steiner states that, since October 1, 2012, he continuously held no less than 500 shares of our common stock and that he intends to meet the beneficial ownership requirements under Rule 14a-8 of the Exchange Act until after the date of the Annual Meeting. The stockholder proposal is set forth below, followed by an opposition statement from the Board. We disclaim any responsibility for the content of the stockholder proposal and statements of support, the text of which, in accordance with rules of the SEC, is printed verbatim from his submission, with only a correction of the proposal number reference.

Stockholder Proposal

3 - Right to Vote Regarding Poison Pills

Resolved, shareholders request that our Board adopt a rule to redeem any current or future Poison Pill unless such plan or amendments to such plan are submitted to a shareholder vote, as a separate ballot item, within 12 months.

“Poison pills… prevent shareholders, and the overall market, from exercising their right to discipline management by turning it out. They entrench the current management, even when it’s doing a poor job. They water down shareholders’ votes and deprive them of a meaningful voice in corporate affairs.”—“Take on the Street” by Arthur Levitt, SEC Chairman, 1993-2001.

“That’s the key negative of poison pills—instead of protecting investors, they can also preserve the interests of management deadwood as well,” — Morningstar.com, Aug. 15, 2003.

GMI Ratings, an independent investment research firm, said Spark Networks had a poison pill that would not expired until 2017. A poison pill can be used by an entrenched management to further its own interests.

This proposal should also be more favorably evaluated due to our Company’s clearly improvable corporate governance performance as reported in 2013:

GMI Ratings, an independent investment research firm, rated Spark Networks D for executive pay - $1.4 million for Greg Liberman. Our company did not disclose specific performance objectives for Mr. Liberman. Our CEO’s annual incentive pay would not rise or fall in line with annual performance.

In regard to our board of directors our 6-member board did not have an independent majority. Michael Kumin and Peter Garran were inside-related directors. Directors who did not own any stock included 67% of our board: Benjamin Derhy, Michael Kumin, Peter Garran and Thomas Stockham.

GMI said other limits on shareholder rights and management-controlled takeover defense mechanisms currently in place at Spark Networks include:

• Our board’s unilateral ability to amend the company’s bylaws without shareholder approval

• Lacks business combination provisions that may be protective of shareholder interests

• Lacks fair price provisions to help insure that all shareholders are treated fairly • Limits on the right of shareholders to take action by written consent • The absence of cumulative voting rights

Returning to the core topic of this proposal from the context of our clearly improvable corporate governance, please vote to protect shareholder value:

Right to Vote Regarding Poison Pills - Proposal 3

Board’s Statement in Opposition

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “AGAINST”

THE FOREGOING STOCKHOLDER PROPOSAL REQUESTING THE BOARD OF DIRECTORS TO

ADOPT A RULE TO REDEEM ANY CURRENT OR FUTURE STOCKHOLDER RIGHTS PLAN OR

AMENDMENT THERETO UNLESS SUCH PLAN IS SUBMITTED TO A STOCKHOLDER VOTE

WITHIN 12 MONTHS.

This proposal was made by the same stockholder last year in the proxy statement for our 2013 annual meeting and it was not approved by the stockholders. As described in last year’s proxy statement, in connection with our corporate reorganization from a company organized in the United Kingdom to a Delaware company, our Board of Directors adopted a stockholder rights plan (also referred to as a “poison pill”) in July 2007. We adopted the rights plan to mirror mechanisms provided by the UK Takeover Code, which would no longer be applicable after the reorganization.

Our rights plan is designed to maximize stockholder value by encouraging potential acquirers to negotiate directly with our Board before attempting an acquisition. Our Board is in the best position to assess the merits of any bona fide acquisition proposal in accordance with its fiduciary duties to all stockholders. The Board believes that the benefits of an increased ability to negotiate with the proponent of a hostile or unsolicited acquisition proposal outweigh the disadvantages of discouraging such proposals, because, among other things, negotiation can result in an improvement of their terms.

Studies support the Board’s view. Rights plans maximize stockholder value and corporations with stockholder rights plans generally have obtained higher takeover premiums than companies without such plans. A 2005 study conducted by FactSet Research Systems found that companies with stockholder rights plans in place for more than 6 months prior to an acquisition earned, on average, 5% to 10% higher takeover premiums. Two earlier studies by JPMorgan Chase & Co. (1997) and Georgeson & Company Inc. (1997) found similar results.

We view the rights plan as an important tool. It allows the Board to protect our company against inadequate takeover bids. Unfairly priced and coercive takeover bids often come in the form of two-tiered tender offers that may pressure stockholders into accepting the offer by penalizing late-tendering stockholders, “creeping tender offers” that gradually accumulate a company’s stock through open market purchases, hostile takeover bids made at unfair prices, and other unfair or abusive acquisition tactics. Our rights plan provides the Board with the time and flexibility needed to respond to unsolicited takeover bids so that we can ensure that acquisition offers are fair and equitable to all stockholders. Our rights plan also increases the Company’s leverage in negotiating an acquisition and seeking to obtain the best value for all of our stockholders. Requiring stockholder approval of stockholder rights plans could interfere with our Board’s ability to maximize stockholder value in the event of a takeover bid, particularly when time is of the essence and prompt action must be taken in response to an unfair takeover bid or threat.

We believe that our rights plan offers enhanced protection for stockholders. Generally, rights are only exercisable upon the acquisition by a third party of more than 30% of our outstanding voting shares where the third party has not concurrently made a tender offer to acquire all outstanding shares of common stock of the Company. In order to avoid rights being exercised under our rights plan, the third party’s tender offer must also meet other conditions that we believe would benefit our stockholders, including that it must (i) be for all-cash consideration, (ii) provide price protection in the event the third party acquires additional shares at a higher price after the commencement of the tender offer, (iii) lack financing, due diligence or other conditions, (iv) require a fairness opinion, (v) allow stockholders sufficient time to consider the tender offer and (vi) require prompt acquisition of all shares of common stock tendered after the expiration of the offer period. These conditions, including the cash tender offer exception, which we believe are unlike typical provisions included in plans of other companies, were based on the UK Takeover Code as our rights plan was adopted in connection with our reorganization.

We believe that our Board is in the best position to determine whether proposed offers to acquire the Company are in the best interests of stockholders. A majority of our Board is currently, and historically has been, independent, consisting of five non-management directors, four of whom satisfy the “independent director” definition of the NYSE MKT listing standards. The only Board member who is a member of management is our Chairman, Chief Executive Officer and President, Mr. Liberman. We believe that this independence and the Board’s duty to act in good faith and in the best interests of the Company and all of its stockholders provide adequate assurance against our rights plan being utilized for management entrenchment. We further believe that in the event of a takeover attempt triggering the rights plan, the Board is in the best possible position to be free from self-interest in discharging its fiduciary duty to determine whether the proposed offer is in the best interests of stockholders.

The proponent’s proposal contains numerous supporting statements that we believe are inaccurate or irrelevant to the proposal’s request:

•	The proponent claims that our Board did not have a majority of independent directors. In fact, the Board had over the past year, and currently has, a majority of independent directors, with four out of six of our directors determined to qualify as “independent” based on the NYSE MKT listing standards.

•	In his proposal regarding our rights plan, the proponent criticizes the compensation of our CEO, Mr. Liberman, as being inadequately disclosed and unrelated to annual performance metrics. We disagree. Our Company complies with the applicable SEC executive compensation disclosure requirements. Information regarding the types of compensation and the plans under which they are granted is available in this proxy statement and in other SEC filings made by our Company. Those publicly-available documents explain that the majority of the compensation, which is cited by the proponent in his proposal, was in the form of stock options granted to Mr. Liberman, which directly align management incentives with the Company’s performance. In addition, Mr. Liberman’s bonus compensation is based on a calendar year performance plan established by our Board. Over 75% of the compensation cited by the proponent was directly tied to the Company’s performance.

•	The proponent discusses stock ownership levels of our Board members and irrelevantly cites a number of provisions of our bylaws which have no bearing on the advisability of the rights plan.

Vote Required

You may vote for or against this stockholder proposal or you may abstain from voting. The affirmative vote of a majority of all votes present or represented by proxy and entitled to vote at the Annual Meeting is required to adopt Proposal 3. Abstentions will have the same effect as voting against the proposal and broker non-votes will have no effect on the vote outcome. If the proposal is not properly presented by the proponent at the Annual Meeting, it will not be voted upon. The results of this vote are not binding on the Board of Directors.

The Board of Directors unanimously recommends a vote “AGAINST” the foregoing stockholder proposal requesting the Board of Directors to adopt a rule to redeem any current or future stockholder rights plan or amendment thereto unless such plan is submitted to a stockholder vote within 12 months on the enclosed WHITE proxy card.

OTHER STOCKHOLDER PROPOSALS

Certain Background Information

As noted herein, Osmium and Mr. John Lewis, its controlling member, have notified the Company of their intention to nominate the Osmium Nominees for the election to the Company’s Board of Directors and submit three stockholder proposals to amend the Company’s Certificate of Incorporation and Bylaws, each for consideration at the Annual Meeting. This section outlines material discussions and contacts the Company has had with representatives of Osmium.

Prior to November 22, 2013, other than in 2010 as discussed below, the interactions between Company management and Osmium and Mr. Lewis were routine in nature and scope and consistent with the types of conversations the Company has with many of its stockholders and potential investors. At no time during those conversations did Mr. Lewis make any specific or concrete suggestions about, or ask for any change in, the Company, its strategies or its governance. Mr. Lewis’s statements were limited to general observations and suggestions about investor relations and possible business collaborations, and a suggestion that the listing of the Company’s common stock be moved from the NYSE MKT to NASDAQ (a move he admitted was based on his desire to margin his Company shares). In 2010, Mr. Lewis expressed his opposition to an offer by a former significant stockholder to buy the Company; such opposition was communicated shortly after a Special Committee of the Company’s Board of Directors was formed to review the offer and to evaluate strategic alternatives. Following a diligent and careful process, the Special Committee ultimately determined the offer should be rejected.

On November 22, 2013, Mr. Lewis and his outside counsel and Mr. Gregory Liberman, the Company’s Chairman, Chief Executive Officer and President and the Company’s General Counsel, had a telephone conversation. While Mr. Lewis initially demanded two seats on the Company’s Board, by the end of the call, he limited his request to only his appointment as a director. The parties engaged in discussions over the next several weeks, none of which altered or deviated from the general substance of the November 22 conversation.

On December 6, 2013, nearly two weeks following the initial discussion, Osmium filed a Schedule 13D with the SEC disclosing, among other things, Mr. Lewis’s demand to be appointed to the Company’s Board of Directors.

Thereafter, over the course of the next six weeks, Company management, members of the Company’s Board of Directors and the Company’s advisors engaged in numerous discussions with Mr. Lewis and his advisors regarding Mr. Lewis’s appointment to the Board. At no point during this time period did Mr. Lewis change his request; he did not express interest in any changes to the Company, its strategies or its governance or request additional Board seats. At one point, Mr. Lewis stated that he had certain strategic ideas for the Company that he wished to share with management, but when given the opportunity to do so by Company management, who scheduled a telephonic meeting with Mr. Lewis on December 30, 2013 for the purpose of discussing such strategic ideas, Mr. Lewis declined, stating that he did not have sufficient information to develop or present such ideas. On that same date, the Company offered to provide Mr. Lewis access to the information he believed he needed to complete his review, subject to the execution of a customary confidentiality agreement, but Mr. Lewis declined.

During this time the Company and the Nominating Committee also continued its discussions, which had commenced in November, 2013, with Messrs. David Hughes and Vince Thompson regarding their appointment to the Board of Directors. Mr. Lewis was aware that the Company was considering the appointment of these two additional directors as well as Mr. Lewis in a single process. In early February 2014, the Company believed it had reached an agreement in principle with Mr. Lewis regarding his appointment to the Board of Directors, subject to customary due diligence.

As part of this process, each of the three candidates was asked to complete questionnaires and provide other information customary for the consideration of a candidate to serve as a public company director. The Nominating Committee of the Board of Directors reviewed the materials provided by each candidate, conducted additional due diligence as it deemed necessary and determined to recommend the appointment of Mr. Lewis as well as Messrs. Hughes and Thompson to the Board of Directors. Following this process, on February 14, 2014, the Company formally offered each candidate membership on the Company’s Board of Directors at the beginning of March 2014, subject to finalizing the details of the arrangements. At this time the Company sent Mr. Lewis a proposed agreement regarding his nomination.

In spite of multiple follow-up communications from Company management, members of the Board of Directors and the Company’s advisors over the course of the following week, Mr. Lewis did not respond to the Company’s formal offer or otherwise communicate with the Company. Instead, on February 21, 2014, Osmium sent a letter to the Company criticizing management, the Company’s governance and other matters. The letter also notified the Company that Osmium intended to nominate Messrs. Lewis, Stephen J. Davis, Michael J. McConnell and Walter L. Turek for election to the Company’s Board and submit three stockholder proposals to amend the Company’s Certificate of Incorporation and Bylaws, each for consideration at the Annual Meeting. The letter was subsequently filed with the SEC on February 24, 2014 with an amendment to Osmium’s Schedule 13D.

On February 28, 2014, the Company responded in writing to Osmium’s letter expressing disappointment with the fact that Mr. Lewis had so abruptly changed course without any change in circumstance or advance notice to the Company and refuting many of the factual misstatements in the letter. The Company did, however, express its willingness not only to continue discussions with Mr. Lewis regarding his appointment to the Board, but also to consider any strategic suggestions he might have to offer. The Company filed the letter with the SEC that same day as an exhibit to its Current Report on Form 8-K.

Over the course of the following week, members of the Board of Directors and Company representatives engaged Mr. Lewis in discussions and reached what the Company believed to be a new agreement in principle regarding the appointment to the Board of Mr. Lewis and another Osmium nominee, subject to approval by the Nominating Committee. Mr. Lewis’s counsel prepared a draft settlement agreement; however, the Company believed this draft did not reflect the agreement in principle reached. The draft agreement imposed additional requirements regarding substantive matters not previously raised by Mr. Lewis in his discussions with the Company. The Company’s counsel responded with comments to the agreement reflecting what it believed to be the agreement in principle regarding the appointment of Mr. Lewis and an additional nominee to the Board and including other customary terms. Two days later, without further communications or responding to the Company’s comments, on March 7, 2014, Osmium’s counsel notified the Company’s counsel that Osmium was terminating discussions.

On March 10, 2014, Osmium issued an open letter to the Company’s stockholders and filed the letter with the SEC with an amendment to its Schedule 13D.

Excluded Stockholder Proposal

Osmium has provided notice under the Bylaws that it intends to submit a stockholder proposal for consideration at the Annual Meeting to amend the Company’s Amended and Restated Certificate of Incorporation and the Bylaws to provide stockholders with the ability to act by written consent. However, such a proposal to amend the Company’s Amended and Restated Certificate of Incorporation without the prior approval of the Board of Directors would be ineffective and contrary to Delaware law. As a result, this proposal does not constitute a proper matter under Delaware law for stockholder action and will therefore be excluded if presented by Osmium for consideration at the Annual Meeting.

PROPOSAL NO. 4

STOCKHOLDER PROPOSAL TO AMEND THE COMPANY’S AMENDED AND RESTATED BYLAWS TO PERMIT STOCKHOLDERS TO CALL SPECIAL MEETINGS OF STOCKHOLDERS

Osmium has provided notice under the Company’s Bylaws that it intends to submit a stockholder proposal for consideration at the Annual Meeting to amend the Bylaws to provide holders of at least 15% of the Company’s outstanding shares of common stock the right to call special meetings of stockholders. The Board does not believe it is in the best interests of the Company’s stockholders to amend the Bylaws in this manner.

Opposition Statement to Proposed Amendment to the Amended and Restated Bylaws to Permit Stockholders to Call Special Meetings

Giving holders of as little as 15% of our outstanding shares of common stock the unlimited ability to call special meetings for any purpose at any time could result in the waste of corporate resources and could be extremely disruptive to the Company’s operations. Convening a special meeting is an extremely expensive and time-consuming process. There are significant costs associated with the preparation, printing and dissemination of the required disclosure documents. The process of calling and conducting a stockholder meeting also requires significant time and energy of the Board and senior management that would otherwise be directed towards managing the Company in an effective and efficient manner. This proposed right to call a special meeting is also ripe for abuse as the proposal would permit a small, minority group of stockholders to use the extraordinary measure of calling a special meeting to serve such group’s potentially narrow, short-term self-interests, which may be adverse to the interests of the Company’s other stockholders and contrary to the long-term best interests of the Company.

Furthermore, the proposed Bylaw amendment has none of the customary procedural requirements related to, among other things:

•	how the ownership threshold is calculated and whether the stockholder may include shares in which it has no true economic interest,

•	continued ownership of the specified ownership threshold through the requested special meeting date,

•	limiting the right to request a special meeting to consider only business that is not substantially similar to business that has been, or will be, considered at stockholder meetings within specified periods of time, and

•	requiring the requesting stockholder provide certain basic information, similar to what is required to submit a stockholder proposal or director nominee under an advanced notice bylaw provision.

These requirements promote accountability and transparency by ensuring information about the identity of the stockholder requesting a special meeting is available to the Company and stockholders. Without this information, the Company and its stockholders would be unable to evaluate the business proposed to be considered in context, taking into consideration the stockholder’s self-interest and other relevant factors. The requirement of continued ownership also ensures that stockholders submitting proposals have a vested interest in the Company’s long-term prospects as opposed to pursuing potentially narrow and short-term self-interests. The proposed amendment would also allow beneficial stockholders to request special meetings, which as discussed in our Statement in Opposition to Proposal 5, would also undermine both the accountability and transparency of the requesting stockholder. Finally, the proposed amendment would allow the requesting stockholder itself to call a stockholder meeting under certain circumstances which would be ripe for abuse and create many procedural complications.

The Board believes that special meetings should occur only when fiduciary obligations, strategic transactions or similar considerations require that matters be addressed expeditiously before the next annual meeting of stockholders.

Vote Required

You may vote for or against this stockholder proposal or you may abstain from voting. The affirmative vote of a majority of all shares present or represented by proxy and entitled to vote at the Annual Meeting is required to adopt Proposal 4. Abstentions will have the same effect as voting against the proposal and broker non-votes will have no effect on the vote outcome. If the proposal is not properly presented by Osmium at the Annual Meeting, it will not be voted upon.

The Board unanimously recommends a vote “AGAINST” the foregoing stockholder proposal to amend the Company’s Bylaws to allow stockholders to call special meetings on the enclosed WHITE proxy card, and urges you NOT to sign or return any proxy card(s) that you may receive from Osmium, its affiliates or any other party.

PROPOSAL NO. 5

STOCKHOLDER PROPOSAL TO AMEND THE COMPANY’S AMENDED AND RESTATED BYLAWS TO ALLOW BENEFICIAL STOCKHOLDERS TO SUBMIT PROPOSALS AND NOMINATIONS FOR DIRECTOR UNDER THE COMPANY’S AMENDED AND RESTATED BYLAWS

Osmium has provided notice under the Company’s Bylaws that it intends to submit a stockholder proposal for consideration at the Annual Meeting to amend the Bylaws to permit beneficial stockholders to submit stockholder proposals and director nominations. The Board does not believe it is in the best interests of the Company’s stockholders to amend the Bylaws in this manner.

Opposition Statement to Amendment to the Amended and Restated Bylaws to Allow Beneficial Stockholders to Submit Stockholder Proposals and Nominations for Director under the Company’s Bylaws

Under the Bylaws, as is customary, a stockholder who wishes to submit a proposal or director nomination must be a stockholder of record both on the date such stockholder gives notice of the proposal or nomination and on the record date for determining stockholders entitled to vote at the meeting at which the proposal or nomination will be considered. In addition, the Bylaws require that the stockholder (or a qualified representative as described in our Bylaws) appear at such meeting to present his, her or its proposal. If the stockholder (or a qualified representative) does not do so, such business will not be considered. These requirements promote accountability and transparency by ensuring information about the identity of the stockholder submitting a proposal or nomination is available to the Company and stockholders. Without this information, the Company and its stockholders would be unable to evaluate the proposal in context, taking into consideration the stockholder’s self-interest and other relevant factors. The requirement of continued direct ownership also ensures that stockholders submitting proposals have a vested interest in the Company’s long-term prospects as opposed to pursuing potentially narrow and short-term self-interests.

Further, the requirement that a stockholder own shares directly is not overly burdensome or onerous. A beneficial stockholder who wishes to submit a proposal or nomination can easily submit a request through his or her broker or other nominee to have the shares transferred to direct ownership at little to no cost. The burden of changing ownership from beneficial to direct is minor in the context of the time and financial commitment required to submit a stockholder proposal or director nomination and extremely unlikely to deter a stockholder from taking such action. Finally, the minimal effort required is significantly outweighed by the benefits to the Company and its other stockholders as discussed above. The validity of these statements is supported by the fact that an overwhelming majority of public companies require direct ownership by stockholders submitting stockholder proposals and nominations for director under advanced notice bylaw provisions.

Vote Required

You may vote for or against this stockholder proposal or you may abstain from voting. The affirmative vote of a majority of all shares present or represented by proxy and entitled to vote at the Annual Meeting is required to adopt Proposal 5. Abstentions will have the same effect as voting against the proposal and broker non-votes will have no effect on the vote outcome. If the proposal is not properly presented by Osmium at the Annual Meeting, it will not be voted upon.

The Board unanimously recommends a vote “AGAINST” the foregoing stockholder proposal to amend the Company’s Bylaws to allow beneficial stockholders to submit stockholder proposals and director nominations on the enclosed WHITE proxy card, and urges you NOT to sign or return any proxy card(s) that you may receive from Osmium, its affiliates or any other party.

BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

Information Concerning Director Nominees

Each of the persons named below will be nominated for election as a director of the Company at this Annual Meeting to serve for a term of one year ending at the 2015 annual meeting of stockholders and thereafter until his successor is duly elected and has qualified or until his death, resignation or removal. The nominees are currently serving as directors of the Company.

Name	Age	Positions
Gregory R. Liberman	42	Chairman of the Board, Chief Executive Officer, and President
Jonathan B. Bulkeley(1)	53	Director
Benjamin Derhy(2)	59	Director
David Hughes	45	Director
Thomas G. Stockham(3)	49	Director
Vince Thompson	50	Director

(1)	Chairman of the Audit Committee.
(2)	Chairman of the Compensation Committee and Member of the Audit Committee and the Nominating Committee.
(3)	Chairman of the Nominating Committee and Member of the Audit Committee and the Compensation Committee.

Gregory R. Liberman has served as the Chief Executive Officer of the Company since April 2011 and as the President since June 2006. He has also served as a member of the Company’s Board of Directors since April 2011 and as the Chairman of the Board since November 2013. Mr. Liberman served as the Company’s Chief Operating Officer from August 2005 to April 2011, as General Counsel from October 2004 to April 2006, and as Corporate Secretary from January 2005 to September 2006. Mr. Liberman earned a J.D., with Honors, from The Law School at the University of Chicago and an A.B., with University Distinction and Honors in Economics, from Stanford University. Mr. Liberman’s qualifications to serve on our Board include bringing a deep understanding of the Company’s business, industry, operations and strategic planning to the Board from his tenure as an executive officer of the Company. Mr. Liberman also brings experience in various legal matters to the Board from his career as an attorney. Finally, having Mr. Liberman serve on the Board provides an open channel of communication between the Board and senior management.

Jonathan B. Bulkeley joined the Company’s Board of Directors in September 2006. Mr. Bulkeley is the founder and Chief Investment Officer of Blue Square Capital Management LLC, which operates a hedge fund investing in global small and micro cap equities. From February 2006 to August 2010, Mr. Bulkeley served as chief executive officer of Scanbuy, Inc., a company that develops bar code readers for cell phones. Prior to joining Scanbuy, Inc., from February 2002 to February 2006, he was Managing Partner of Achilles Partners LLC, an investment, advisory and research firm, and prior to that, he was Chairman and chief executive officer of Lifeminders, Inc., an online direct marketing company. From December 1998 to January 2000, Mr. Bulkeley was chief executive officer of barnesandnoble.com. Mr. Bulkeley also served as Vice Chair of EDGAR-Online from April 2003 to April 2004 and Chairman of QXL Ricardo, plc from February 1998 to December 2004. He is currently a director of the UST Global Private Markets Fund, LLC, Jones, Lang, LaSalle Income Property Trust, Dex One Corporation (NYSE:DEXO) and Excelsior Buyout Investors, LLC and previously served as a director until June 2010 of Excelsior Absolute Return Fund of Funds Master Fund, LLC and Excelsior Absolute Return Fund of Funds, LLC. Mr. Bulkeley is a graduate of Yale University. Mr. Bulkeley’s qualifications to serve on our Board include not only his extensive experience and knowledge of internet and technology industries, but his prior service as a chief executive officer and in other executive roles, which contributes valuable management experience to the Board’s collective knowledge. Mr. Bulkeley’s experience with Square Capital Management and Achilles Partners allows him to make valuable contributions with respect to our financing and investing activities. Mr. Bulkeley’s service on other boards of directors also adds a depth of knowledge to the Board regarding best practices in corporate governance and a better understanding regarding the dynamics and interactions of a board of directors.

Benjamin Derhy has served as a member of the Company’s Board of Directors since October 2004. Over the last five years, Mr. Derhy has not held any employment positions but has been a private investor and entrepreneur, focusing on Internet, consumer products and real estate sectors as well as start-up companies in Europe and Israel. His experience also includes working with American companies and their expansion internationally. In 1984, Mr. Derhy co-founded Turbo Sportswear, a clothing manufacturer, and was employed there until 1997. Mr. Derhy holds both B.A. and M.B.A. degrees, in economics and finance, respectively, from the Hebrew University. Mr. Derhy’s qualifications to serve on our Board include not only his extensive experience and knowledge of international business, a topic relevant to the Company’s international operations, but also his experience with internet companies. Mr. Derhy’s recent private investment and entrepreneurial activities also allow him to make valuable contributions with respect to our financing and investing activities. Finally, Mr. Derhy’s tenure on the Board provides a wealth of institutional knowledge.

David Hughes was appointed as a member of the Company’s Board of Directors in March 2014. Mr. Hughes is the Chief Executive Officer of The Search Agency, a global digital marketing company providing integrated multi-channel online marketing strategies, implementation and ongoing optimization, a position he has held since May 2004. Prior to joining The Search Agency, Mr. Hughes served as Senior Vice President, Corporate Development for United Online, Inc., as a Management Consultant with the Boston Consulting Group and as an Associate with Mercer Management Consulting. Mr. Hughes currently sits on the Boards of YPOLA and The Huron University College Foundation USA. Mr. Hughes is a graduate of Harvard University’s Graduate School of Business Administration, where he was awarded the Dean’s Award for leadership, and the University of Western Ontario where he earned a Bachelor of Arts with Honors. Mr. Hughes’s qualifications to serve on our Board include his extensive online and search marketing experience, matters extremely important to our operations. Mr. Hughes’s service as a chief executive officer and in other executive roles also contributes valuable management experience to the Board’s collective knowledge. Mr. Hughes’s extensive knowledge of the Company’s business will also allow him to quickly and efficiently integrate as a new member of the Board.

Thomas G. Stockham has served as a member of the Company’s Board of Directors since August 2007. In October 2010, Mr. Stockham became CEO of eXperticity, Inc. (formerly known as SwarmBuilder, Inc.), a privately held company offering SaaS, tools and analytics to improve retail sales. Since 2005, he has been an independent advisor, private investor and entrepreneur. From September 2001 to April 2005, Mr. Stockham served as the CEO and President of Ancestry.com, Inc. (then known as MyFamily.com, Inc.), a provider of online media and subscription services for family genealogy and other services. Prior to Ancestry.com, Inc., Mr. Stockham served as president of Ticketmaster.com. Mr. Stockham received a B.A. in Government from Dartmouth College in 1987 and an M.B.A. from Stanford University in 1991. Mr. Stockham’s qualifications to serve on our Board include his extensive internet industry experience, particularly with MyFamily.com and the importance of subscription based revenues to its business. Mr. Stockham’s service as a chief executive officer and in other executive roles also contributes valuable management experience to the Board’s collective knowledge. Mr. Stockham’s private investment and entrepreneurial activities also allow him to make valuable contributions with respect to our financing and investing activities.

Vince Thompson was appointed as a member of the Company’s Board of Directors in March 2014. Mr. Thompson has been Managing Partner at Middleshift Consulting, a consulting business he established to help media companies design product solutions, sales organizations and establish business development relationships, since March 2006. Mr. Thompson also served as Chief Executive Officer of Media2Watch LLC, an entertainment media company he founded to identify tomorrow’s most exciting stars and connect them with fans in social media, from July 2009 to September 2012. Previously, Mr. Thompson served as Vice President of Sales and a Consultant at Facebook Inc. from October 2005 to June 2006 and in various positions with America Online Inc. from November 1998 to October 2005, most recently as Regional Vice President of Sales, Interactive Marketing. Mr. Thompson received his M.B.A. from Pepperdine University’s Graziadio School of Business and his B.A. in communications from the University of Southern California Annenberg School. Mr. Thompson’s qualifications to serve on our

Board include his extensive experience and knowledge of the sales and marketing industries, which are extremely relevant to the Company’s business model. Mr. Thompson’s experience with online media and social media companies will also provide valuable insight to the Board. Mr. Thompson’s service as a chief executive officer and in other executive roles also contributes valuable management experience to the Board’s collective knowledge.

Executive Officers

The following table sets forth certain information with respect to our executive officers who are not also members of the Company’s Board of Directors. For information concerning Gregory R. Liberman, our Chief Executive Officer and President, see “Information Concerning Director Nominees” above.

Name	Age	Positions
Gregory J. Franchina	50	Chief Information Officer
Joshua A. Kreinberg	43	General Counsel and Corporate Secretary
Brett A. Zane	47	Chief Financial Officer

Gregory J. Franchina has served as our Chief Information Officer since June 2007. Mr. Franchina has over 25 years of technical and operational experience. From January 2007 to May 2007, Mr. Franchina worked as an independent consultant. From November 2005 to December 2006, Mr. Franchina was the Chief Information Officer and Vice President of Operations for Spot Runner, Inc., an Internet-based advertising agency. From July 1998 to November 2005, Mr. Franchina was the Chief Information Officer and Vice President of Operations for WeddingChannel.com, Inc., a provider of online wedding planning and bridal services. Mr. Franchina holds a B.S. in Computer Science from The College of William and Mary.

Joshua A. Kreinberg has served as our General Counsel since April 2006 and Corporate Secretary since September 2006. Prior to joining us, Mr. Kreinberg practiced law in Los Angeles and Paris with Gibson, Dunn & Crutcher LLP from May 1999 to April 2006 and Sullivan & Cromwell LLP from October 1997 to April 1999. He also served as a law clerk in Wilmington, Delaware at the U.S. Court of Appeals for the Third Circuit. Mr. Kreinberg earned a J.D. and an L.L.M. in international and comparative law with honors from Duke University’s School of Law as well as an M.B.A. from Duke University’s Fuqua School of Business where he was a Fuqua Scholar. Mr. Kreinberg also holds an A.B. with University Distinction and Honors in Quantitative Economics and Political Science from Stanford University.

Brett A. Zane was appointed as our Chief Financial Officer effective December 2007. Prior to joining us, Mr. Zane had served as Chief Financial Officer of Lindora, Inc., a regional commercial weight loss management company, since 2006. Between 2004 and 2006, Mr. Zane was Chief Financial Officer of Action Media Holdings, LLC, a production company focused on consumer shows for the automotive, skiing and video gaming industries. From 2003 until 2004, he was Chief Financial Officer of Liberman Broadcasting, Inc., a Spanish-language television and radio broadcaster, during which time certain securities of Liberman Broadcasting, Inc. became publicly traded, and from 1994 to 2003, Mr. Zane was Vice President and Chief Financial Officer of Logex Corporation, a specialty logistics and distribution company. Mr. Zane holds an M.B.A. from The Anderson Graduate School of Management at UCLA and a Bachelor of Science in Economics from The Wharton School, University of Pennsylvania.

CORPORATE GOVERNANCE AND BOARD MATTERS

Code of Business Conduct and Ethics

The Company’s Board of Directors has adopted a Code of Business Conduct and Ethics (the “Code”), which applies to all directors, officers and employees. The purpose of the Code is to promote honest and ethical conduct. The Code is posted in the corporate governance section of the investor relations page of the Company’s Web site located at www.spark.net and is available in print, without charge, upon written request to the Corporate Secretary at Spark Networks, Inc., 11150 Santa Monica Blvd., Suite 600, Los Angeles, California 90025. The Company intends to post promptly any amendments to or waivers of the Code granted to directors or officers on its Web site.

Director Independence

The Board of Directors has determined that Jonathan B. Bulkeley, Benjamin Derhy, Thomas G. Stockham and Vince Thompson is each an “independent” director as defined by the listing standards of the NYSE MKT currently in effect and approved by the SEC and all applicable rules and regulations of the SEC. All members of the Audit, Compensation and Nominating Committees satisfy the NYSE MKT and SEC “independence” standards applicable to members of each such committee. Michael A. Kumin and Peter L. Garran, former directors who resigned from the Board of Directors in December 2013, each also satisfied the NYSE MKT and SEC “independence” standards applicable to members of the board of directors and committees of which each was a member. The Board of Directors made this affirmative determination regarding these directors’ independence based on discussions with the directors and on its review of the directors’ responses to a standard questionnaire regarding employment and compensation history; affiliations, family and other relationships; and transactions with the Company, including relationships described below and in “Certain Relationships and Related Transactions.” The purpose of the Board of Directors’ review with respect to each director was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent under the NYSE MKT rules.

In addition to any relationships described in “Certain Relationships and Related Transactions” in this proxy statement, the Board also reviewed the following relationships:

•	On January 18, 2012, the Company and Ultra Unlimited Corp. (d/b/a PublishThis) (“PublishThis”) entered into a Master Services Agreement, as amended, pursuant to which the Company agreed to pay to PublishThis a $30,000 license fee to license the PublishThis technology platform from January 2013 until September 2014. Jonathan Bulkeley, who is a member of our Board and Chair of the Audit Committee and Michael Kumin, a former member of the Board of Directors, has (or had) an ownership interest in PublishThis, and Mr. Kumin’s brother is the chief executive officer of PublishThis. The portion of the license fee paid in the year ended December 31, 2013, was $18,000.

•	During 2011, 2012 and 2013, the Company paid The Search Agency, a search engine optimization consulting firm of which David Hughes is an executive officer, $383,000, $332,650 and $25,308. The Company no longer retains nor has made any further payments to The Search Agency following its final payment for services rendered in May 2013.

Family Relationships

There are no family relationships among any of our executive officers or directors.

Attendance of Directors at Board Meetings and Annual Meeting of Stockholders

During the year ended December 31, 2013, the Board of Directors met seven times, the Audit Committee met five times, the Nominating Committee met one time, and the Compensation Committee met one time. Each current director who was on the Board during 2013 attended at least 75% of the aggregate number of meetings held by (1) the Board of Directors and (2) those committees of the Board of Directors on which he served.

The Company does not have a policy requiring its directors to attend the Annual Meeting of Stockholders. In 2013, Gregory R. Liberman attended the Annual Meeting of Stockholders in person and Thomas G. Stockham and Benjamin Derhy attended telephonically.

Board Committees

Audit Committee. The Audit Committee consists of Jonathan B. Bulkeley, Benjamin Derhy and Thomas G. Stockham, each of whom is an independent director. Mr. Bulkeley, Chairman of the Audit Committee, is an “audit committee financial expert” as defined under Item 407(d) of Regulation S-K. The purpose of the Audit Committee is to represent and assist the Company’s Board of Directors in its general oversight of the Company’s accounting and financial reporting processes, audits of the consolidated financial statements and internal control management. The Audit Committee’s responsibilities include:

•	The appointment, replacement, compensation, and oversight of work of the independent registered public accounting firm, including resolution of disagreements between management and the independent registered public accounting firm regarding financial reporting, for the purpose of preparing or issuing an audit report or performing other audit, review or attestation services.

•	Reviewing and discussing with management and the independent auditor various topics and events that may have significant financial impact on our Company or that are the subject of discussions between management and the independent auditors.

•	The Board of Directors has adopted a written charter for the Audit Committee. A current copy of the Audit Committee Charter is available in the corporate governance section of the investor relations page of the Company’s Web site located at www.spark.net.

Compensation Committee. The Compensation Committee consists of Benjamin Derhy and Thomas G. Stockham. Each member is an independent director. Mr. Derhy is the Chairman of the Compensation Committee. Michael A. Kumin was chairman of the Compensation Committee until his resignation from the Board of Directors in December 2013. The Compensation Committee is responsible for the design, review, recommendation and approval of compensation arrangements for the Company’s directors, executive officers, including our Chief Executive Officer, and key employees, and for the administration of our equity incentive plans, including the approval of grants under such plans to our employees, consultants and directors. The Compensation Committee conducts an annual review (in connection with the conclusion of our business planning process) of the compensation packages for each of our named executive officers. Based on this review, the Compensation Committee approves, to the extent applicable, (a) base salary changes, (b) any cash payout amounts earned under the previous year’s annual cash incentive awards, (c) equity grants and (d) targets and potential payout amounts under any performance-based incentive compensation programs for the new year. The Compensation Committee will annually review the proposed performance metric(s) applicable to the named executive officers and approve the performance targets and target payout amounts for the named executive officers. The Company does not have a general equity grant policy. The Compensation Committee met one time during 2013. The Compensation Committee may take other individual compensation actions during the year as needed. In reviewing and making compensation decisions of other executive officers, the Committee may consult with the Company’s Chief Executive Officer and any others who can review the performance of the other executive officers, provide annual recommendations for individual management objectives, and provide input on strategic initiatives. The Compensation Committee has the authority, to the extent it deems necessary or appropriate, to retain a compensation consultant and other advisors to assist in the evaluation of director, Chief Executive Officer or executive officer compensation.

The Board of Directors has adopted a written charter for the Compensation Committee. A current copy of the Compensation Committee Charter is available in the corporate governance section of the investor relations page of the Company’s Web site located at www.spark.net.

Nominating Committee. The Nominating Committee consists of Benjamin Derhy and Thomas G. Stockham, each of whom is an independent director. Mr. Stockham is the Chairman of the Nominating Committee. Michael A. Kumin was chairman of the Nominating Committee until his resignation from the Board of Directors in December 2013. The Nominating Committee assists in the selection of director nominees, approves director nominations to be presented for stockholder approval at our annual general meeting, fills any vacancies on our Board of Directors, considers any nominations of director candidates validly made by stockholders, and reviews and considers developments in corporate governance practices. The Board of Directors has adopted a written charter for the Nominating Committee. A current copy of the Nominating Committee Charter is available in the corporate governance section of the investor relations page of the Company’s Web site located at www.spark.net.

Board Leadership Structure and Role in Risk Oversight

The Board of Directors does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board as the Board believes it is in the best interests of the Company to make that determination based on the position and direction of the Company and the membership of the Board of Directors. Currently, Gregory R. Liberman, the Company’s Chief Executive Officer, serves as the Chairman of the Board.

Companies face a variety of risks, including credit risk, liquidity risk, and operational risk. The Board of Directors believes an effective risk management system will (1) timely identify the material risks that the Company faces, (2) communicate necessary information with respect to material risks to senior executives and, as appropriate, to the Board or Audit Committee, (3) implement appropriate and responsive risk management strategies consistent with the Company’s risk profile, and (4) integrate risk management into Company decision-making.

The Board has designated the Audit Committee to take the lead in overseeing risk management and the Audit Committee discusses with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

The Board encourages management to promote a corporate culture that incorporates risk management into the Company’s corporate strategy and day-to-day business operations. The Board also works, with the input of the Company’s executive officers, to assess and analyze the most likely areas of future risk for the Company.

The Director Nomination Process

The Nominating Committee considers nominees from all sources, including stockholders. Stockholder nominees are evaluated by the same criteria used to evaluate potential nominees from other sources. The Board of Directors will consist of a majority of directors who qualify as “independent” directors within the meaning of the listing standards of the NYSE MKT, as the same may be amended from time to time. Minimally, nominees should have a reputation for integrity, honesty and adherence to high ethical standards. They should have demonstrated business experience and the ability to exercise sound judgment in matters related to the current and long-term objectives of the Company, and should be willing and able to contribute positively to the decision-making process of the Company. In addition, they should not have, nor appear to have, a conflict of interest that would impair the nominee’s ability to represent the interests of the Company or to fulfill the responsibilities of a director.

Although the Company does not have a policy regarding diversity, the value of diversity on the Board is considered and the particular or unique needs of the Company shall be taken into account at the time a nominee is being considered. The Nominating Committee seeks a broad range of perspectives and considers both the personal characteristics (gender, ethnicity, age) and experience (industry, professional, public service) of directors and prospective nominees to the Board. Additionally, the Nominating Committee considers the respective qualifications needed for directors serving on various committees of the Board, and serving as chairs of such committees, should be taken into consideration. In recruiting and evaluating nominees, the Nominating Committee considers the appropriate mix of skills and experience and background needed for members of the Board and for members of each of the Board’s committees, so that the Board and each committee has the necessary resources to perform its respective functions effectively. The Nominating Committee also believes that a prospective nominee should be willing to limit the number of other corporate boards on which he or she serves so that the proposed director is able to devote adequate time to his or her duties to the Company, including preparing for and attending Board and committee meetings. In addition, the re-nomination of existing directors is not viewed as automatic, but based on continuing qualification under the criteria set forth above. In addition, the Nominating Committee will consider the existing director’s performance on the Board and on any committee on which such director serves, which will include attendance at Board and committee meetings.

Director Nominees by Stockholders. The Company’s Bylaws provide that stockholders may nominate directors for consideration at an annual meeting provided they comply with the notice procedures in the Bylaws, which are described under “Stockholder Proposals—Proposals to be Submitted for Annual Meeting” and is a stockholder of record on the date of the giving of such notice and on the record date for the determination of stockholders entitled to vote at such meeting. Any such notice shall also include the information regarding the stockholder making the nomination and the nominee required by the Company’s Bylaws. Nominations made by stockholders in this manner are eligible to be presented by the stockholder at the meeting, but such nominees will not have been considered by the Nominating Committee as a nominee to be potentially supported by the Company.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table shows information regarding the compensation earned during the fiscal years ended December 31, 2013 and 2012 by our Chief Executive Officer, who is our principal executive officer pursuant to Item 402(a)(3)(i) of Regulation S-K, and two of our most highly compensated executive officers who were employed by us as of December 31, 2013 and whose total compensation exceeded $100,000 during that fiscal year (the “named executive officers”).

Name and Principal Position	Year	Salary		Stock Awards(1)		Option Awards(2)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation(4)		Total
Gregory R. Liberman	2013	$359,375	(5)	$15,625	(5)	$—	$206,000	$25,836	(6)	$606,836
Chief Executive Officer and President	2012	$325,000		—		$825,079	$300,544	$20,614	(6)	$1,471,737

Brett A. Zane	2013	$271,625		$—		$—	$124,000	$27,659	(7)	$423,284
Chief Financial Officer	2012	$265,000		$—		$53,017	$200,363	$19,034	(7)	$537,414

Gregory J. Franchina	2013	$260,350		$—		$—	$128,000	$26,176	(8)	$414,526
Chief Information Officer	2012	$253,999		$—		$53,017	$207,041	$18,850	(8)	$532,907

(1)	The amounts disclosed reflect the aggregate grant date fair value of the stock awards in accordance with FASB ASC Topic 718. The grant date fair value of each stock award is computed based on the closing price of our common stock on the date of the grant.
(2)	The amounts disclosed reflect the aggregate grant date fair value of the equity awards issued at the grant date in accordance with FASB ASC Topic 718. For assumptions used in calculation of equity awards, see Note 1 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2013.
(3)	Our Compensation Committee establishes an amount of money each year from which bonuses can be distributed to the executive officers of the Company. This amount is based on the Company’s revenue from certain key segments and adjusted earnings before interest, taxes, depreciation and amortization (also known as Adjusted EBITDA). Bonus amounts for each executive officer are based on achieving certain financial targets as well as individual management objectives. The 2013 target amounts for the performance bonuses for Messrs. Liberman, Zane and Franchina were $250,000, $150,000 and $155,000, respectively. Also see the summary of the employment agreements for each officer for a further description of the determination of their bonuses.
(4)	Except as noted, represents 401(k) plan and nonqualified deferred compensation plan employer contributions.
(5)	On December 12, 2013, Mr. Liberman elected to waive the payment in cash of his base salary that was otherwise payable on December 16, 2013 and, in lieu of such cash compensation, acquired 1,906 shares of common stock under the Company’s 2007 Omnibus Incentive Plan.
(6)	Includes $8,336 and $3,614 in health related reimbursements for 2013 and 2012, respectively.
(7)	Includes $10,159 and $2,034 in health related reimbursements for 2013 and 2012, respectively.
(8)	Includes $8,676 and $1,850 in health related reimbursements for 2013 and 2012, respectively.

Outstanding Equity Awards at Fiscal Year-End

The following table presents the outstanding equity awards held by each of the named executive officers as of the year ended December 31, 2013.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price	Grant Date	Option Expiration Date
Gregory R. Liberman	357,000	—	$3.00	1/5/2009(1)	1/5/2016
President and Chief Executive Officer	304,888	38,112	$3.18	4/11/2011(2)	4/11/2021
	58,333	41,667	$4.18	3/12/2012(2)	3/12/2022
	33,333	66,667	$7.40	12/17/2012(2)	12/17/2022
	33,333	66,667	$8.00	12/17/2012(2)	12/17/2022
	33,333	66,667	$10.00	12/17/2012(2)	12/17/2022
Brett A. Zane	240,000	—	$3.00	1/5/2009(1)	1/5/2016
Chief Financial Officer	111,111	13,889	$3.18	4/11/2011(2)	4/11/2018
	5,000	10,000	$7.40	12/17/2012(2)	12/17/2019
	3,333	6,667	$8.00	12/17/2012(2)	12/17/2019
Gregory J. Franchina	259,618	—	$3.00	1/5/2009(1)	1/5/2016
Chief Information Officer	5,000	10,000	$7.40	12/17/2012(2)	12/17/2019
	3,333	6,667	$8.00	12/17/2012(2)	12/17/2019

(1)	All options vested as of January 5, 2013.
(2)	1/36th of the stock options granted vest on each monthly anniversary of the date of grant.

No options were granted to Messrs. Liberman, Zane or Franchina during the year ended December 31, 2013.

Any vested options held by Mr. Liberman upon termination of employment for any reason are exercisable for one year following termination. Any vested options held by Messrs. Zane and Franchina upon termination of employment for any reason are exercisable for 90 days following termination except upon death or disability in which case they remain exercisable for one year. Pursuant to the terms of their employment agreements, upon a change in control of the Company, unvested stock options held by each named executive officer will immediately vest. A change in control is the acquisition of 50% or more of the total voting power of the Company’s voting securities, the disposition of all or substantially all of the Company’s assets, the liquidation or dissolution of the Company, a merger, consolidation, or similar transaction other than a business combination that would result in the voting securities of the Company outstanding immediately prior to such a transaction continuing to represent at least 50% of the total voting power represented by the voting securities of the Company or such surviving entity and a repurchase or recapitalization of the Company’s securities. Refer to the summary of terms of the employment agreements for each named executive officer for additional information about the treatment of options upon a change of control.

401(k) and Nonqualified Deferred Compensation Plans

The Company has a defined contribution plan under Section 401(k) of the Internal Revenue Code covering all full-time employees providing for matching contributions by the Company, as defined in the plan. The Company also has a related nonqualified deferred compensation Plan whereby the Company may make contributions to executives’ accounts to make up for the limitations imposed by the Internal Revenue Code on Company profit sharing and matching contributions under the 401(k) plan. Participants in each plan may direct the investment of their personal accounts to a choice of mutual funds consisting of various portfolios of stocks, bonds, or cash instruments.

Employment Contracts and Termination of Employment and Change of Control Arrangements

Gregory R. Liberman, Chairmen of the Board Directors, Chief Executive Officer and President

Effective February 11, 2014, the Company and Mr. Liberman entered into an amended and restated Executive Employment Agreement reflecting Mr. Liberman’s positions as President, Chief Executive Officer and Chairman of the Board (the “Agreement”).

Term, Salary and Bonus. The term of the Agreement is until April 11, 2017, unless terminated earlier. Mr. Liberman’s base salary is $375,000 per year. His base salary is reviewed annually and may be increased at the sole discretion of the Compensation Committee of the Board of Directors in light of Mr. Liberman’s performance and the Company’s financial performance and other economic conditions, but may not be decreased without Mr. Liberman’s written consent. Mr. Liberman is also eligible to receive an annual bonus (the “Annual Bonus”) based on a calendar year performance plan established by the Board of Directors. The performance goals under the performance plan will be based on metrics, which may include: (i) Company gross revenue, (ii) Company earnings before interest, taxes, depreciation and amortization (“EBITDA”), and (iii) management objectives. To be eligible to receive the Annual Bonus, Mr. Liberman must maintain continued employment with the Company throughout the relevant performance period. Pursuant to the Agreement, the target annual bonus is $250,000, and may be increased by the Board of Directors or the Compensation Committee, but not decreased.

Other Benefits. Mr. Liberman is eligible to receive stock options and other equity awards from time to time under the Company’s equity compensation plan. He is eligible for all health and welfare benefits generally available to the Company’s other executives, officers, or full-time employees, with the Company covering the costs of such benefits and he will accrue vacation at a rate of 20 days per year. Mr. Liberman will be reimbursed for reasonable, out-of-pocket business expenses incurred in the performance of his duties on behalf of the Company, including any reasonable legal fees incurred in connection with the Agreement, the negotiation and execution of any new employment agreements of any successor organization in connection with a change in control and any future agreements with the Company entered into upon termination of employment.

Termination Benefits. Generally, upon termination, Mr. Liberman will receive his prorated base salary earned as of the date of termination, the amount of any Annual Bonus earned for the fiscal year prior to termination to the extent not yet paid and a payment for any accrued unused vacation and will have one year from the date of such termination to exercise any vested equity awards.

If Mr. Liberman is terminated without cause or if he leaves for good reason, then Mr. Liberman will receive a severance package that consists of (a) a single cash lump-sum payment equal to his annual base salary plus, (b) if the termination occurs on or prior to June 30, then 50% of the target Annual Bonus for the year of termination, or, if the termination occurs on or after to July 1, then the entire target Annual Bonus for that fiscal year. However, if the termination occurs on or after a change of control (as further described below), then the severance payment will be the sum of 200% of his annual base salary as well as an amount of his target Annual Bonus as described in the previous sentence. In addition to the description of a change of control below, for purposes of this severance payment, it also includes during any consecutive 24 month period the incumbent directors cease to constitute at least a majority of the Board. In addition to severance payments of his base salary and Annual Bonus amounts, Mr. Liberman will also receive (a) reimbursement of COBRA health and welfare plan expenses for 12 months following termination, and (b) immediate accelerated vesting of all unvested options or other equity awards to the extent such awards were scheduled to become vested during the 12-month period following such termination and one year from the date of termination to exercise stock options. Payment of the severance package is conditioned on Mr. Liberman’s execution within 30 days of a separation agreement with the Company that includes a general mutual release of all claims. Termination with “cause” generally means (1) admission to or conviction of a felony or any criminal offence involving moral turpitude, (2) gross negligence or willful misconduct in the performance of material employment duties, or (3) material breach of the Agreement by Mr. Liberman that is not cured within 30 days of notice. “Good Reason” means (1) a material breach of the Agreement by the Company that is not cured within 30 days of notice, (2) Mr. Liberman’s base salary, Annual Bonus target or other bonus opportunity is reduced without his consent or the terms of the options are not fully complied with by the Company, (3) a reduction in Mr. Liberman’s title or a material reduction in his duties, authorities or responsibilities, (4) a requirement to relocate, without Mr. Liberman’s consent, of more than 35 miles, (5) the Company’s non-renewal of the Agreement or, (6) to the extent required, shareholder approval is not obtained for any provisions of the Agreement, and with respect to any of those events, the Company has not cured such circumstances within 30 days after receiving written notice from the executive 30 days after his knowledge of the occurrence of any such event. Mr. Liberman will not be entitled to any severance package if he voluntarily resigns or otherwise terminates employment with the Company other than for good reason, or the Company terminates Mr. Liberman’s employment with cause.

Death or Disability. Upon death or disability, Mr. Liberman is entitled to his unpaid prorated base salary, and reimbursement of COBRA health and welfare plan expenses incurred in the subsequent 12-month period. Disability includes Mr. Liberman’s inability by reason of physical or mental illness to fulfill his obligations pursuant to the Agreement for 90 consecutive days or for a total of 180 days in any 12-month period which renders Mr. Liberman unable to perform the essential functions of his job, even after reasonable accommodations are made by the Company.

Change of Control. Upon a change in control of the Company, all of Mr. Liberman’s unvested stock options will immediately vest and if he is terminated by a successor company, then he will have one year to exercise his equity awards. A change in control generally means the acquisition of 50% or more of the total voting power of the Company’s voting securities, the disposition of all or substantially all of the Company’s assets, the liquidation or dissolution of the Company, a merger, consolidation, or similar transaction other than a business combination that would result in the voting securities of the Company outstanding immediately prior to such a transaction continuing to represent at least 50% of the total voting power represented by the voting securities of the Company or such surviving entity and a repurchase or recapitalization of the Company’s securities.

Tax-Related Provisions. If Mr. Liberman is deemed a specified employee as defined in Section 409A of the Internal Revenue Code, certain portions of his severance amount may be deferred and the Company will pay him interest at the prime rate plus 3% on any amounts deferred. If it is determined that any payment to Mr. Liberman would be subject to the excise tax on “parachute payments” in connection with a change of control of the Company imposed by Section 4999 of the Internal Revenue Code, the Company will reduce such payments to Mr. Liberman to the extent required so that Mr. Liberman is not subject to any excise taxes under Section 4999 and such payments will remain deductible by the Company. However, if it is determined that payment of the full parachute payments would result in a greater net benefit to Mr. Liberman after his payment of the related excise and income taxes, the Company will not reduce the payments and they will be subject to the excise taxes under Section 4999 and non-deductible by the Company. The Company will not gross-up Mr. Liberman for any excise or other taxes that he may incur in connection with any parachute payments that he may receive.

Other Terms. Mr. Liberman is prohibited from disclosing confidential information regarding the Company or engaging in any work that creates an actual conflict of interest with the Company’s business where such conflict would materially and substantially disrupt the Company’s operations. Any obligation not to disclose confidential Company information will generally continue for two years after the date Mr. Liberman’s employment is terminated. Furthermore, during the term of the Agreement and for 12 months after, Mr. Liberman has agreed, with certain exceptions, not to interfere with the Company’s relationship with its employees, customers, suppliers and other business partners.

Brett A. Zane, Chief Financial Officer

On November 27, 2007, in connection with the appointment of Brett A. Zane as Chief Financial Officer, the Company and Mr. Zane executed an Executive Employment Agreement (the “Zane Agreement”). The Zane Agreement was amended on December 29, 2008 to ensure compliance with Section 409A.

Term, Salary and Bonus. The Zane Agreement will continue indefinitely subject to the termination provisions. Pursuant to the terms of the agreement, Mr. Zane is entitled to a base salary of $255,000 per year, which may be increased (along with annual bonuses) in accordance with the Company’s normal customs and practices. Effective January 1, 2013, Mr. Zane’s base salary was increased by the Compensation Committee to $271,625. Mr. Zane is also eligible for an annual performance bonus with a target amount of $125,000 determined based on the Company’s calendar year revenue, a measure of the Company’s calendar year profits such as earnings before interest, taxes, depreciation and amortization (“EBITDA”) or adjusted EBITDA, and a discretionary component (the “Performance Bonus”). Based on historical practice, the Compensation Committee may adjust the target amount of the Performance Bonus. Mr. Zane is eligible for all health and welfare benefits generally available to the Company’s full-time employees. Additionally, he will be reimbursed for reasonable, out-of-pocket business expenses incurred in the performance of his duties on behalf of the Company and he is entitled to vacation pay.

Change of Control. Mr. Zane’s options contain a “Change of Control Provision” whereby all unvested options will vest if any person acquires a vested interest in more than 50% of the Company’s shares. However, in the event a successor company desires to retain Mr. Zane’s services for the one-year period following a change of control, those options that were accelerated and the payment of any proceeds from such option acceleration will be deposited in escrow, which will provide that (1) if employment with the successor company is terminated during the one-year period following the change of control by the successor company for cause or by Mr. Zane without good reason, he will forfeit the accelerated options and any proceeds, and (2) the accelerated options and any proceeds will be paid to Mr. Zane immediately upon the earlier of (x) the first anniversary of the change of control if Mr. Zane maintains continuous employment with the successor company throughout the one-year period, or (y) the date of termination if Mr. Zane’s employment is terminated for any reason other than by the successor company for cause or by Mr. Zane without good reason.

Termination and Benefits. The Agreement may be terminated upon 30 days’ notice by Mr. Zane or the Company without good reason or without cause, respectively. The Agreement will terminate upon Mr. Zane’s death, and may be terminated by the Company upon disability (incapacity due to physical or mental illness causing him to be absent from his duties for three consecutive months, and he does not return after 30 days written notice of termination) or for cause, or by Mr. Zane for good reason. For 12 months after termination, Mr. Zane has agreed not to solicit the Company’s employees or customers. If the agreement is terminated by the Company without cause or by Mr. Zane for good reason, Mr. Zane will be entitled to receive severance pay from the Company for a period of six months, provided that he executes within 30 days a separation agreement with the Company that includes a general mutual release of all claims. The amount of severance pay to be paid to Mr. Zane each month will be equal to: (1) his current monthly salary plus (2) if Mr. Zane has completed more than four months of the then current performance period, one-sixth of the Performance Bonus pro-rated for the completion of the period, with such severance payments to be paid in accordance with the Company’s normal payroll cycle. Termination with “cause” means (1) a material misappropriation of any assets of the Company, (2) a material breach by Mr. Zane that has not been cured within 30 days after written notice, (3) the conviction of, or plea of guilty or nolo contendere, to a felony or to any criminal offense involving moral turpitude or (4) gross negligence or willful misconduct in connection with the material duties required by the Agreement. “Good reason” includes (1) the Company’s requirement to relocate to a location in excess of 50 miles from the Company’s current office location; (2) Mr. Zane’s base salary or Performance Bonus target opportunity is reduced by the Company or unpaid by the Company if earned and payable, or the terms and conditions for stock option agreements are not fully complied with by the Company; (3) a material reduction in title, duties and/or responsibilities; or (4) any material breach by the Company that is not cured within 30 days of written notice, and with respect to any of those events, the Company has not cured such circumstances within 30 days after receiving written notice from the executive 30 days after his knowledge of the occurrence of any such event. Mr. Zane will not be entitled to any severance if his employment is terminated due to death or disability, he voluntarily resigns or is terminated by the Company with cause.

Gregory J. Franchina, Chief Information Officer

On May 16, 2007, the Company entered into an Executive Employment Agreement with Gregory J. Franchina appointing him as Chief Information Officer effective June 1, 2007 (the “Franchina Agreement”). The Franchina Agreement was amended on December 30, 2008 to ensure compliance with Section 409A.

Term, Salary, and Bonus. The Franchina Agreement will continue indefinitely subject to the termination provisions. Pursuant to the terms of the Franchina Agreement, Mr. Franchina will receive a base salary of $231,000 per year, which may be increased (along with annual bonuses) in accordance with the Company’s normal customs and practices. Effective January 1, 2013, Mr. Franchina’s base salary was increased by the Compensation Committee to $260,350. Mr. Franchina will also be eligible for an annual bonus with a target amount of $125,000 determined based on the Company’s calendar year revenue, a measure of the Company’s calendar year profits such as earnings before interest, taxes, depreciation and amortization (“EBITDA”) or adjusted EBITDA, and a discretionary component (the “Performance Bonus”). Based on historical practice, the Compensation Committee may adjust the target amount of the Performance Bonus. Payment of the Performance Bonus will be made at the Company’s discretion following the completion of the annual audited financial statements, but in no event later than six months from the last day of each period, provided Mr. Franchina has maintained continuous employment with the Company (or is entitled to severance pay as described below). In the event the Company fails to determine a formula for the Performance Bonus prior to 60 days after the start of a period, Mr. Franchina will earn the pro rata share of the bonus between the start of the period and the date upon which the formula is determined by the Company and presented to Mr. Franchina.

Mr. Franchina is eligible for all health and welfare benefits generally available to the Company’s full-time employees. Additionally, he will be reimbursed for reasonable, out-of-pocket business expenses incurred in the performance of his duties on behalf of the Company and he is entitled to vacation pay.

Change of Control. Mr. Franchina’s stock options contain a “Change of Control Provision” whereby all unvested options will vest if any person acquires a vested interest in more than 50% of the Company’s shares. However, in the event a successor company desires to retain Mr. Franchina’s services for the one-year period following a change of control, those options that were accelerated and the payment of any proceeds from such option acceleration will be deposited in escrow, which will provide that (i) if employment with the successor company is terminated during the one-year period following the change of control by the successor company for cause or by Mr. Franchina without good reason, he will forfeit the accelerated options and any proceeds, and (ii) the accelerated options and any proceeds will be paid to Mr. Franchina immediately upon the earlier of (x) the first anniversary of the change of control if Mr. Franchina maintains continuous employment with the successor company throughout the one-year period, or (y) the date of termination if Mr. Franchina’s employment is terminated for any reason other than by the successor company for cause or by Mr. Franchina without good reason.

Termination and Benefits. The Agreement may be terminated upon 30 days’ notice by Mr. Franchina or the Company without good reason or without cause, respectively. If the Franchina Agreement is terminated by the Company without cause or by Mr. Franchina for good reason, Mr. Franchina will be entitled to receive severance pay from the Company for a period of six months, provided that he executes within 30 days a separation agreement with the Company that includes a general mutual release of all claims. The amount of severance pay to be paid to

Mr. Franchina each month shall be equal to: (i) his current monthly salary plus (ii) if Mr. Franchina has completed more than four months of the then current performance period, one-sixth of the Performance Bonus pro-rated for the completion of the period, with such severance payments to be paid in accordance with the Company’s normal payroll cycle. If the Franchina Agreement is terminated by the Company without cause or by Mr. Franchina for good reason after a performance period has been completed, he will receive the Performance Bonus for that period. Termination with “cause” means (1) a material misappropriation of any assets of the Company, (2) a material breach by Mr. Franchina that has not been cured within 30 days after written notice, (3) the conviction of, or plea of guilty or nolo contendere, to a felony or to any criminal offense involving moral turpitude or (4) gross negligence or willful misconduct in connection with the material duties required by the Franchina Agreement. “Good reason” includes (1) the Company’s requirement to relocate to a location in excess of fifty (50) miles from the Company’s current office location; (2) Mr. Franchina’s base salary or Performance Bonus target opportunity is reduced by the Company or unpaid by the Company if earned and payable, or the terms and conditions for stock option agreements are not fully complied with by the Company; (3) a material reduction in title, duties and/or responsibilities; or (4) any material breach by the Company that is not cured within 30 days of written notice, and with respect to any of those events, the Company has not cured such circumstances within 30 days after receiving written notice from the executive 30 days after his knowledge of the occurrence of any such event. Mr. Franchina will not be entitled to any severance if his employment is terminated due to death or disability, he voluntarily resigns or is terminated by the Company with cause.

Director Compensation

Effective January 1, 2013, we pay our non-employee directors the following compensation:

•	Base Annual Board Service Fee: Each director is paid $30,000 annually.

•	Base Annual Committee Service Fee: Each member of the Compensation or Nominating Committee is paid $2,500 annually per committee, and each member of the Audit Committee is paid $4,000 annually.

•	Committee Chairmanship Service Fee: The chair of the Audit Committee receives $8,000 per year and each chair of the Nominating or Compensation Committee receives $4,000 annually per chairmanship.

For the avoidance of doubt, we do not pay our non-employee directors any meeting attendance fees and the fees for chairmanship position of the Board or of a committee are not in addition to membership fees, but are in lieu of such fees. Officers of our Company who are members of the Board of Directors are not paid any directors’ fees. Directors are eligible to receive, from time to time, grants of options to purchase shares under our equity incentive plans.

Director Compensation Table

The following table shows information regarding the compensation earned during the fiscal year ended December 31, 2013 by our Board of Directors. As an executive officer of the Company, Mr. Liberman does not receive compensation for services on the Board of Directors.

Name	Fees Earned or Paid in Cash		Options Awards(1)	Total
Jonathan B. Bulkeley	$38,000	(2)	—	$38,000
Benjamin Derhy	$39,143	(3)	$45,389	$84,532
Peter L. Garran (6)	$28,370	(4)	—	$28,370
Michael A. Kumin (6)	$37,500	(5)	—	$37,500
Thomas G. Stockham	$39,143	(3)	—	$39,143

(1)	The amounts disclosed reflect the aggregate grant date fair value of the equity awards issued at the grant date in accordance with FASB ASC Topic 718. For assumptions used in calculation of equity awards, see Note 1 to our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2013.
(2)	Includes $30,000 in annual fees for serving on the Board of Directors and $8,000 in annual fees for serving on committees.

(3)	Includes $30,000 in annual fees for serving on the Board of Directors and $9,143 in annual fees for serving on committees.
(4)	Consists of annual fees for serving on the Board of Directors.
(5)	Includes $30,261 in annual fees for serving as Chairman of the Board of Directors and $7,239 in annual fees for serving on committees.
(6)	Messrs. Garran and Kumin resigned from the Board of Directors in December 2013.

Outstanding Director Option Awards at Fiscal Year End

The following options granted as director compensation were outstanding as of December 31, 2013: Jonathan B. Bulkeley – 37,500; Benjamin Derhy –100,000; Peter L. Garran – 25,000; Michael Kumin – 37,500; Thomas G. Stockham – 100,000.

Appointment of New Directors

On March 10, 2014, David Hughes and Vince Thompson were appointed as members of the Board of Directors and each received options to purchase 50,000 shares of Company common stock granted under the Company’s 2007 Omnibus Incentive Plan vesting annually in four equal installments beginning on the first anniversary of the grant date.

Indemnification Agreements

We have entered into an indemnification agreement with each of our directors and executive officers. Subject to certain exceptions, the indemnification agreements provide that an indemnitee will be indemnified, to the fullest extent permitted by the Delaware Law, who is or was a party to, or is threatened to be made a party to, any threatened, pending or completed action, suit or proceeding, whether or not by or in the right of the Company, and whether civil, criminal, administrative, investigative or otherwise, by reason of the indemnitee’s status with or service to the Company or to another entity at our request. The indemnification agreements provide that an indemnitee will also be indemnified for expenses incurred and judgments, fines and amounts paid in settlement by the indemnitee. The indemnification agreements also provide for advancement of expenses incurred by an indemnitee in connection with an indemnifiable claim, subject to reimbursement in certain circumstances.

The rights of each indemnitee are in addition to any other rights provided for under the Company’s Amended and Restated Certificate of Incorporation, as amended, and the Bylaws, as each may be amended from time to time, and under Delaware law.

Securities Authorized for Issuance under Equity Compensation Plans

The following table provides information as of December 31, 2013 regarding compensation plans under which equity securities of the Company are authorized for issuance under the Company’s 2007 Omnibus Incentive Plan.

Plan Category	Number of Securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise of price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	2,952,030	$4.19	2,731,088	(1)
Equity compensation plans not approved by security holders	—		—
Total	2,952,030	$4.19	2,731,088	(1)

(1)

In July 2007, the Company adopted the 2007 Omnibus Incentive Plan (the “2007 Plan”). As of December 31, 2013, the 2007 Plan had 5,683,118 shares authorized for issuance. On January 1, 2014, the number of shares reserved and available for issuance increased by an additional 960,077 shares as a result of the “evergreen” provision. As of March 31, 2014, the 2007 Plan had 6,573,057 shares authorized for issuance of which 2,952,829 options were issued and outstanding. Pursuant to the “evergreen” provision, on the first day of each of the Company’s fiscal years beginning in calendar year 2009, the number of shares reserved and available for issuance will be increased by an amount equal to the lesser of (i) 2,000,000 shares, (ii) four percent (4%) of the number of outstanding shares of Company common stock on the last day of the immediately preceding fiscal year or (iii) an amount determined by the Board of Directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of common stock subject to options and warrants held by that person that are exercisable as of the Record Date or become exercisable within 60 days of the Record Date are deemed outstanding even if they have not actually been exercised. Those shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

The following table sets forth certain information with respect to beneficial ownership of the Company’s common stock as of the Record Date, based on 23,827,938 issued and outstanding shares of common stock, by:

•	Each person known to be the beneficial owner of 5% or more of the Company’s outstanding common stock;

•	Each director and director nominee;

•	Each named executive officer; and

•	All of the executive officers and directors as a group.

To our knowledge, except as indicated by footnote and subject to applicable community property laws, each person named in the table below has sole voting and investment power with respect to the number of shares of common stock set forth opposite such person’s name. Unless otherwise indicated, the address of our officers and directors is: c/o Spark Networks, Inc., 11150 Santa Monica Blvd., Suite 600, Los Angeles, California 90025.

	Common Stock Beneficially Owned
Name of Beneficial Owner	Number of Shares	Percentage of Shares
5% stockholders:
Osmium Partners, LLC (1)	3,375,562	14.2%
402 Capital, LLC (2)	3,023,726	12.7%
North Run Capital, LP (3)	1,855,856	7.8%

Executive Officers and Directors:

Jonathan B. Bulkeley(4)	61,267	*
Benjamin Derhy(5)	72,500	*
Gregory J. Franchina(5)	237,500	*
David Hughes	—	—
Gregory R. Liberman(6)	939,406	3.8%
Thomas G. Stockham(5)	87,500	*
Vince Thompson	—	—
Brett A. Zane(7)	386,100	1.6%

All directors and executive officers as a group (9 persons)(8)	2,044,571	7.8%

*	Indicates less than 1%.
(1)	Based on a Schedule 13D/A filed with the SEC on April 21, 2014. Represents 325,352 shares held by John H. Lewis, and 3,050,210 shares held by Osmium Partners, LLC, which serves as general partner of (a) Osmium Capital, LP (“Fund I”), which holds 1,255,468 shares, (b) Osmium Capital II, LP (“Fund II”), which holds 1,197,699 shares, (c) Osmium Spartan, LP (“Fund III”), which holds 327,743 shares, and (d) Osmium Diamond, LP, which holds 269,300 shares. Mr. Lewis is the controlling member of Osmium Partners LLC. Mr. Lewis and Osmium Partners LLC may be deemed to share voting and dispositive power with respect to the shares, except for the shares held directly by Mr. Lewis. Each person disclaims beneficial ownership with respect to any shares other than the shares owned directly and of record by such person. The principal business office of Osmium Partners, LLC is 300 Drakes Landing Road, Suite 172, Greenbrae, CA 94904.
(2)

Based on a Schedule 13G filed with the SEC on February 14, 2014 and Form 4 filed on March 25, 2014. Represents 25,000 shares held by Ian V. Jacobs, and 2,998,726 shares held by 402 Capital, LLC, of which Mr. Jacobs is the managing member. 402 Capital, LLC acts as the investment manager of 402 Fund, L.P., which holds 1,212,950, shares, and SCA Partners, LP, which holds 1,785,776 shares. Mr. Jacobs, 402 Capital, LLC and 402 Fund, L.P. may be deemed to share voting and dispositive power with respect to the shares, except for the shares held directly by Mr. Jacobs. The principal business office of Mr. Jacobs and 402 Capital, LLC is 5015 Underwood Avenue, Omaha, Nebraska 68132.
(3)	Based on a Schedule 13G/A filed with the SEC on February 14, 2014. Represents shares held by North Run Master Fund, LP, for which North Run Capital, LP acts as investment manager. North Run Advisors, LLC is the general partner of North Run Capital, LP and North Run GP, LP (“North Run GP”). North Run GP is the general partner of North Run Capital Partners, LP, North Run Qualified Partners, LP and North Run Master Fund, LP. Todd B. Hammer and Thomas B. Ellis are the sole members of North Run Advisors, LLC. North Run Capital, LP, North Run GP, LP, North Run Advisors, LLC, Mr. Hammer and Mr. Ellis have shared voting and dispositive power with respect to the shares and, as the sole members of North Run Advisors, LLC, Messrs. Hammer and Ellis may direct the vote and disposition of such shares. The principal business office of North Run Capital, LP is One International Place, Suite 2401, Boston Massachusetts 02110.
(4)	Includes 36,267 shares of common stock and 25,000 shares underlying options.
(5)	Consists of shares underlying options.
(6)	Includes 14,406 shares of common stock and 925,000 shares underlying options.
(7)	Includes 8,600 shares of common stock and 377,500 shares underlying options.
(8)	Shares beneficially owned by all executive officers and directors as a group includes options to purchase 1,985,298 shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The Company’s securities are currently registered under Section 12 of the Exchange Act. As a result, and pursuant to Rule 16a-2, the Company’s directors and officers and holders of 10% or more of its common stock are currently required to file statements of beneficial ownership with regards to their ownership of the Company’s equity securities under Sections 13 or 16 of the Exchange Act. The Company’s officers, directors and beneficial owners of 10% or more of its equity securities became subject to such requirement and to date, to the Company’s knowledge based solely upon a review of Forms 3, 4 and 5 and any amendments thereto furnished to us during the most recent fiscal year, none of such persons has failed to file on a timely basis, as disclosed in the above forms, reports required by Section 16(a) of the Exchange Act during the most recent fiscal year.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Latisys Agreement

On December 26, 2011, the Company and Latisys-Irvine, LLC (“Latisys”) entered into a Master Services Agreement and Addendum pursuant to which the Company agreed to pay a monthly fee of $22,170 to Latisys for datacenter services that include collocation, cages, connectivity and other related equipment and services, in addition to fees for additional services, as may be requested. The term of the agreement is three years. Latisys is a portfolio company of Great Hill Investors, LLC (and/or an affiliated entity of Great Hill Investors, LLC), which is a former stockholder of the Company and of which Michael Kumin and Peter Garran, former members of the Board of Directors were managing partner and principal, respectively. For services performed in the year ended December 31, 2013, the Company paid Latisys an aggregate of $271,000.

Policy for Approval of Related Party Transactions

According to the written Company policy, the Company or any director or executive officer who becomes aware of a potential related party transaction, will notify the Audit Committee prior to entering into a potential related party transaction that involves payments that are anticipated to exceed $50,000 in any calendar year. If the Company, the directors, or the executive officers were unaware that a transaction was a potential related party transaction at the time of entering into the transaction, the director or executive officer who discovers the potential related nature of the transaction will notify the Company and the Audit Committee as soon as reasonably possible thereafter. After notification, the disinterested members of the Audit Committee will, to the extent they deem necessary or appropriate, have the opportunity to review and approve the transaction.

STOCKHOLDER PROPOSALS

Proposals to be Included in Proxy Statement

If a stockholder would like us to consider including a proposal in our proxy statement and form of proxy relating to our 2015 annual meeting of stockholders pursuant to Rule 14a-8 under the Exchange Act, a written copy of the proposal must be received no later than the close of business on December 31, 2014 (the date that is 120 calendar days before the anniversary of the date of the proxy statement relating to this year’s Annual Meeting). If the date of next year’s annual meeting is changed by more than 30 days from the anniversary date of this year’s meeting, then the deadline is a reasonable time before we begin to print and mail proxy materials. Proposals must comply with the proxy rules relating to stockholder proposals, in particular Rule 14a-8 under the Exchange Act in order to be included in our proxy materials.

Proposals to be Submitted for Annual Meeting

Our Bylaws establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement pursuant to Rule 14a-8 under the Exchange Act. Our Bylaws provide that business, which must constitute a proper matter under Delaware law for stockholder action, may be conducted at an annual meeting if it is properly brought before the meeting by a stockholder who has given timely written notice and is a stockholder of record on the date of giving the notice and on the record date for the determination of stockholders entitled to notice of and to vote at the meeting. The notice must contain the information specified in our Bylaws.

To be timely, the notice must be delivered to the secretary of the Company

•	no later than the close of business on March 20, 2015 (the 90th day prior to the first anniversary of the prior year’s annual meeting), and

•	no earlier than February 18, 2015 (the 120th day prior to the first anniversary of the prior year’s annual meeting).

In the event that the date of the annual meeting differs by more than 30 days from the first anniversary of the preceding year’s annual meeting, then the notice must be delivered not earlier than the close of business on the 120th day prior to such annual meeting, and not later than the close of business on the later of (x) the 90th day prior to such annual meeting or (y) the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. In no event will the adjournment or postponement of an annual meeting (or the public announcement) commence a new time period (or extend any time period) for the giving of a stockholder’s notice.

Any stockholder proposal that is not submitted within the applicable time frame will not be eligible for presentation or consideration at the next annual meeting. In addition, if a stockholder (or a qualified representative as described in our Bylaws) does not appear to present his, her or its proposal at such meeting, then such business will not be considered.

Mailing Instructions

In either case, proposals should be delivered to Spark Networks, Inc., 11150 Santa Monica Blvd, Suite 600, Los Angeles, California 90025, Attention: Joshua A. Kreinberg, Corporate Secretary. To avoid controversy and establish timely receipt by the Company, it is suggested that stockholders send their proposals by certified mail, return receipt requested.

STOCKHOLDER COMMUNICATION WITH THE BOARD OF DIRECTORS

Stockholders who wish to contact any of our directors either individually or as a group may do so by writing them c/o Corporate Secretary, Spark Networks, Inc., 11150 Santa Monica Blvd, Suite 600, Los Angeles, California 90025, by telephone at (310) 858-0550 or by email to jkreinberg@spark.net specifying whether the communication is directed to the entire Board or to a particular director. Stockholder letters are screened by Company personnel to filter out improper or irrelevant topics, such as solicitations, and to confirm that such communications relate to matters that are within the scope of responsibilities of the Board or a committee.

OTHER BUSINESS

The Board of Directors does not know of any other matter to be acted upon at the Annual Meeting. However, if any other matter shall properly come before the Annual Meeting, the proxyholders named in the proxy accompanying this Proxy Statement will have authority to vote all proxies in accordance with their discretion.

BY ORDER OF THE BOARD OF DIRECTORS

Joshua A. Kreinberg

Corporate Secretary

Dated: April 30, 2014

Los Angeles, California

SPARK NETWORKS, INC.

Electronic Voting Instructions

You can vote by Internet or telephone!

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Time, on June 17, 2014.

Vote by Internet

•    Log on to the Internet and go to http://proxy.georgeson.com/

•    Follow the steps outlined on the secured website.

Vote by telephone

•    Call toll free 1-877-456-7915 within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

•    Follow the instructions provided by the recorded message.

A. Proposals –

The Board of Directors recommends that you vote “FOR” each of the director nominees listed in Proposal 1.

	For All	Withhold All	For All Except
1. ELECTION OF DIRECTORS For all nominees listed (except as indicated to the contrary below)	☐	☐	☐

Director Nominees: Jonathan B. Bulkeley, Benjamin Derhy, David Hughes,

Gregory R. Liberman, Thomas G. Stockham, Vince Thompson

INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

The Board of Directors recommends that you vote “FOR” Proposal 2.

		For	Against	Abstain
2.	TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2014.	☐	☐	☐

The Board of Directors recommends that you vote “AGAINST” Proposals 3, 4, and 5.

		For	Against	Abstain

3.	TO VOTE ON THE STOCKHOLDER PROPOSAL REGARDING POISON PILLS, IF PROPERLY PRESENTED.	☐	☐	☐

		For	Against	Abstain

4.	TO VOTE ON THE STOCKHOLDER PROPOSAL TO AMEND OUR AMENDED AND RESTATED BYLAWS REGARDING SPECIAL MEETINGS OF STOCKHOLDERS, IF PROPERLY PRESENTED.	☐	☐	☐

		For	Against	Abstain

5.	TO VOTE ON THE STOCKHOLDER PROPOSAL TO AMEND OUR AMENDED AND RESTATED BYLAWS REGARDING STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS, IF PROPERLY PRESENTED.	☐	☐	☐

This proxy, when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted “FOR” the six nominees for director, “FOR” Proposal 2, and “AGAINST” Proposals 3, 4 and 5.

In their discretion, the proxies are authorized to vote “FOR” the election of such substitute nominee(s) for director as the Board of Directors of Spark Networks, Inc. shall select, and upon such other matters as may properly come before the Annual Meeting.

B. Authorized Signatures – This section must be completed for your vote to be counted. Date and Sign Below

This Proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.

Date (mm/dd/yyyy) - Please print date below	Signature 1 – Please keep signature within box.	Signature 2 – Please keep signature within box.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on June 18, 2014. The 2014 Proxy Statement and the Annual Report to Stockholders for the year ended December 31, 2013 are also available at www.edocumentview.com/SPARK.

Proxy — SPARK NETWORKS, INC.

PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 18, 2014

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned stockholder(s) hereby acknowledge receipt of the 2014 Notice of Annual Meeting of Stockholders (“Annual Meeting”) of Spark Networks, Inc. (the “Company”) dated April 30, 2014, and the accompanying Proxy Statement related to the Annual Meeting, and appoint each of BRETT A. ZANE and JOSHUA A. KREINBERG, and either of them, with full power of substitution in each, as attorney-in-fact and proxies for, and in the name and place of, the undersigned at the Annual Meeting.

Said proxies are hereby given authority to vote all shares which the undersigned is entitled to vote at the Annual Meeting, to be held at 9:00 a.m. local time, on June 18, 2014, at 11355 West Olympic Boulevard, Los Angeles, CA 90064, and at any and all adjournments or postponements thereof, on behalf of the undersigned on the matters set forth on the reverse side hereof and in the manner designated thereon. Said proxies may vote according to their discretion on any other matters which may properly come before the Annual Meeting or any adjournment or postponement thereof.

The undersigned hereby revokes any proxy heretofore given to vote said shares, and hereby ratifies all that said proxies may do at the Annual Meeting or any adjournment or postponements thereof.

If not otherwise specified, shares will be voted FOR all nominees in Proposal 1, FOR Proposal 2, and will be voted AGAINST Proposals 3, 4 and 5 as described in the Proxy Statement, and as the proxy holders deem advisable on such matters as may properly come before the Annual Meeting.

Our Board of Directors has fixed the close of business on April 28, 2014 as the record date (the “Record Date”) for determining the stockholders entitled to notice and to vote at our Annual Meeting or any adjournment or postponement thereof. Only stockholders at the close of business on the Record Date are entitled to vote at our Annual Meeting.

PLEASE MARK, SIGN, DATE AND PROMPTLY RETURN THE PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

(Continued and to be marked, dated and signed on the reverse side.)